Exhibit 10.27

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE ("Lease") is made as of November 14, 2018, by and between CIP 2014/SG ALISO OWNER LLC, a Delaware limited liability company (“Landlord"), and GLAUKOS CORPORATION, a Delaware corporation ("Tenant").

1.           TERMS AND DEFINITIONS

For the purposes of the Lease, the following terms shall have the following definitions and meanings:

(a)          Landlord:  CIP 2014/SG Aliso Owner LLC, a Delaware limited liability company

(b)          Landlord's Property Manager:

(For Notices)

Greenlaw Management, Inc.
c/o Greenlaw Partners, LLC
18301 Von Karman Avenue, Suite 250
Irvine, California  92612
Attention:  Property Manager

(For Rent)

CIP 2014/SG Aliso Owner LLC
c/o Greenlaw Management, Inc.
18301 Von Karman Avenue, Suite 250
Irvine, California  92612

(c)          Tenant: Glaukos Corporation, a Delaware corporation.

(d)          Tenant’s Address:

(1)          Building Address:

26600, 26650 and 26700 Aliso Viejo Parkway
Aliso Viejo, California (the “26600 Building,” the “26650 Building” and the “26700 Building”, respectively, and collectively, the "Building").

The “Premises” shall consist of in the aggregate 159,746 Rentable Square Feet, comprised of (a) the 26600 Building consisting of approximately 51,907 Rentable Square Feet, (b) the 26650 Building consisting of approximately 51,899 Rentable Square Feet, (c) the 26700 Building consisting of approximately 55,940 Rentable Square Feet and (d) the exterior lawn/courtyard area located between the 26600 Building, the 26650 Building and the 26700 Building (the “Yard”).

(2)          (For Notices)

Glaukos Corporation

229 Avenida Fabricante

San Clemente, CA 92672

Attention: General Counsel

Glaukos
Building 26600
NNN Form 11/16

(e)          Premises Area:  Approximately 159,746 Rentable Square Feet, which does not include the square footage of the Yard.  The square footage of the Yard shall not be included in the Premises Area for purposes of calculating the Annual Basic Rent, Tenant’s Percentage, Tenant’s Building Share or any other terms hereof which are based on the Premises Area or rentable area of the Premises, but shall be considered to be part of the Premises for all other purposes under the Lease.

(f)           Term: One Hundred Fifty-Six (156) Months (“Term”), with two (2) options to renew, each for a period of five (5) years in accordance with the provisions of Section 39.

(g)          Tenant's Vehicle Parking Spaces:  Tenant is hereby allocated all vehicle parking spaces in the adjacent surface parking lot (“Parking Facilities”). Tenant shall not be charged a per space charge.

(h)          Tenant Improvement Allowance:  Up to  Twelve Million Six Hundred Sixty-Eight Thousand Four Hundred Fifteen Dollars  $12,668,415) [based on $77.50 per Rentable Square Foot in the Premises plus $288,100 as compensation for Tenant’s performance of certain work in the courtyard area behind the Buildings (the “Courtyard Work”), originally consisting of installing two (2) rollup doors, outdoor seating, additional hardscape and landscape and a permanent shade structure [in lieu of Landlord performing the Courtyard Work], to pay for costs incurred or relating to the construction of Tenant’s improvements to the Premises and the Project (the “Tenant Improvements”) in accordance with the Work Letter Agreement attached hereto as Exhibit “B” (the “Work Letter”).  Any disbursements from the Tenant Improvement Allowance shall be made only following submission to Landlord of the documentation and compliance with such other requirements set forth in the Work Letter. Any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvements on or before the date that is two (2) years after the Commencement Date (the “TI Allowance Reconciliation Date”) shall revert to Landlord and shall no longer be available to Tenant. Any costs for the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid for by Tenant. Separate from the Tenant Improvement Allowance, Landlord will reimburse Tenant up to $23,961.90 (based on $0.15 per rentable square foot) for the costs incurred by Tenant for preliminary planning services for the Tenant Improvements.

(i)           Condition of the Premises:  Landlord, at Landlord’s cost and expense, shall cause the Premises to be in a “white box” condition with all Building Systems in good working order as of the date of this Lease in accordance with Section 13 below. “White box” condition shall mean the current condition of the Premises.  The parties acknowledge that Tenant has elected to do the Courtyard Work, which was originally to have been performed by Landlord.

(j)           Commencement Date:  The earlier of (a) the date Tenant first occupies any portion of the Premises for purposes of operating its business in the Premises, and (b) May 1, 2019.

(k)          Annual Basic Rent:

Months of Lease Term	Annual Basic Rent	Monthly Installments of Basic Rent	Monthly Basic Rental Rate per Rentable Square Foot of the Premises**
1-12	- -	$375,403.10*	$2.35

13-16	- -	$386,665.19*	$2.42

17-24	$4,639,982.31^	$386,665.19	$2.42

25-36	$4,779,181.74	$398,265.14	$2.49

37-48	$4,922,557.13	$410,213.09	$2.57

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49-60	$5,070,233.79	$422,519.48	$2.64

61-72	$5,222,340.77	$435,195.06	$2.72

73-84	$5,379,010.94	$448,250.91	$2.81

85-96	$5,540,381.24	$461,698.43	$2.89

97-108	$5,706,592.56	$475,549.38	$2.98

109-120	$5,877,790.32	$ 489,815.86	$3.07

121-132	$6,054,123.96	$504,510.33	$3.16

133-144	$6,235,747.68	$519,645.64	$3.25

145-156	$6,422,820	$535,235	$3.35

*Abated. The Monthly Installments of Basic Rent are abated for the first sixteen (16) months of the Lease Term. Should Tenant at any time during the Term be in Default under the Lease, Tenant shall reimburse Landlord the amount of the unamortized (amortized on a straight-line basis over the initial Term with no interest factor) abated Monthly Installments of Basic Rent.

**Rounded.

^Annualized.

(l)           Reserved.

(m)         Tenant's Percentage: 100%.  This percentage is the portion that the rentable area of the Premises bears to the total rentable area of the Project.

Tenant’s Building Share:  100%. This percentage is the portion that the rentable area of the Premises bears to the total rentable area of the Building.

(n)          Security Deposit:  A Letter of Credit in the amount of Eight Million Seven Hundred Seventy-Five Thousand and 00/100 Dollars $8,775,000) (the “Letter of Credit Amount”) and substantially in the form of Exhibit “L” attached hereto and by this reference incorporated herein. As of the first day of the thirty-seventh (37th) month of the Term, and on each twelve (12) month anniversary thereafter (each an “LOC Burn Off Date”), until the Letter of Credit Amount has been reduced to $2,000,000, the Letter of  Credit shall be reduced by twenty percent (20%) of the then Letter of Credit Amount on each LOC Burn Off Date, or with respect to the final LOC Burn Off Date if a twenty percent (20%) reduction would cause the Letter of Credit Amount to be less than $2,000,000, the amount which will bring the Letter of Credit Amount to $2,000,000. Notwithstanding the foregoing, beginning with the second LOC Burn Off Date, if Tenant’s  “Net Market Value”, as defined below, as of each LOC Burn Off Date, is not equal to or greater than the Net Market Value as of the prior LOC Burn Off Date or the date of mutual execution of this Lease (whichever is less), the Letter of Credit Amount will not be reduced as of that applicable LOC Burn Off Date. For purposes of this Section 1(n), “Net Market Value” is defined as Tenant’s total equity value less Tenant’s total liabilities as shown in Tenant’s most recent Form 10-Q issued prior to the applicable measurement date.

(o)          Broker(s): Savills Studley represents the Tenant and JLL represents the Landlord.

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(p)          Use:  General corporate office, administrative, light manufacturing of medical devices and pharmaceuticals, storage and lab purposes and related uses, including, without, limitation, a kitchen, cafeteria or other food service facilities, recreation facilities and other similar facilities intended to serve primarily Tenant’s employees and invitees, and no other use. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for obtaining any permits, licenses or approvals necessary to operate Tenant’s business in the Premises; provided, however, permits related to the construction of the Tenant Improvements may be paid out of the Tenant Improvement Allowance. Notwithstanding the foregoing, Landlord shall obtain, at Landlord’s sole cost and expense and without reimbursement from Tenant either directly or as an Operating Expense, any permits or licenses required for the Landlord to perform Landlord’s Work. As used herein “Landlord’s Work” means Code Compliance Obligations under Section 6(a), Landlord’s Warranty Obligations under Section 13, Landlord’s Structural Obligations under Section 15(c) and Landlord’s repair and maintenance obligations that are otherwise required hereunder due to Landlord’s gross negligence or willful misconduct (collectively, “Landlord’s Work”).

(q)          Building Area:  The 26600 Building contains approximately 51,907 Rentable Square Feet.  The 26650 Building contains approximately 51,899 Rentable Square Feet.  The 26700 Building contains approximately 55,940 Rentable Square Feet.

Project Area:  Approximately 159,746 Rentable Square Feet.

(r)           Project:  26600, 26650 and 26700 Aliso Viejo Parkway, Aliso Viejo, California, and including the Building Common Areas and the Project Common Areas; and the Buildings are sometimes referred to as the “26600 Building”, the “26650 Building” and the “26700 Building”.

(s)           Contingency. The effectiveness of this Lease is contingent on Tenant, or an affiliate of Tenant (the “Lot 2 Buyer”),  (i) entering into a Purchase Agreement (the “Purchase Agreement”) to acquire the contiguous 2.5 acre parcel of land (APN 629-451-13) (“Lot 2”) from CIP14 SG Aliso Lot 2 Owner LLC (“Lot 2 Seller”), an affiliate of Landlord, for a purchase price of Seven Million Three Hundred Fifty Thousand Dollars ($7,350,000) with a closing date which is the earlier of (a) sixty (60) days after the date this Lease is fully executed, and (b) December 14, 2018; and (ii) delivery by the Lot 2 Buyer of the Notice to Proceed on or before the expiration of the Feasibility Period, as such terms are defined in the Purchase Agreement (collectively, the “Lease Contingency”).

2.           PREMISES AND COMMON AREAS

(a)          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises depicted on Exhibit A. The Premises are located in the Building, which, together with the Parking Facilities ("Parking Facilities"), is located on the parcel or parcels of real property ("Project Site") outlined on the Project Site Plan attached hereto, marked as Exhibit "A," and incorporated herein by this reference ("Project Site Plan") (all of which, together with the Building Common Areas and the Project Common Areas, as hereinafter defined, are collectively referred to as the "Project").  Except for Landlord’s Work, the Premises are leased in their “AS-IS” condition. The Premises are agreed, for the purposes of this Lease, to have approximately the number of Rentable Square Feet designated in Section 1(e).

(b)          The parties hereto agree that this Lease is upon and subject to the terms, covenants and conditions herein set forth.  Each of Landlord and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

(c)          The initial Monthly Basic Rent and Tenant's Percentage specified in Section 1 of this Lease are based upon the approximate Rentable Square Feet of the Premises set forth in Section 1(e) and the approximate Rentable Square Feet of the Building and Project set forth in Section 1(q).  The buildings were recently measured using the Standard Method for Measuring Floor Area in Office Building, ANSI Z65.1-1996 and its accompanying guidelines, as published by the Building Owners and Managers Association International and the parties agree on the result of such measurements and the Rentable Square Feet set forth in Section 1(e) and 1(q) are the agreed to Rental

Glaukos Building 26600 NNN Form 11/16	-4-

Square Footages and shall be conclusive upon Landlord and Tenant.  The parties agree that any penthouse areas, exterior storage areas, generator and equipment storage areas shall not be included in the calculation of the rentable area of the Building or otherwise considered Rentable Square Feet for purposes of this Lease.

(d)          Tenant and its employees, invitees and agents shall have the right to use in common with Landlord, and Landlord’s employees, invitees and agents, subject to the Rules and Regulations referred to in Section 36(a) below and all covenants, conditions and restrictions affecting the Project, those portions of the Project not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Project (or by the sublessees, agents, employees, customers, invitees, guests or licensees of any such party), whether or not those areas are open to the general public, including the following areas appurtenant to the Premises:  (i) the Building's common entrances, lobbies, restroom, elevators, stairways and accessways and ramps, and the common pipes, wires and appurtenant equipment serving the Premises (collectively, the "Building Common Areas"); (ii) loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities situated within the Project (collectively, the "Project Common Areas"); and (iii) the Parking Facilities.  The Building Common Areas, the Project Common Areas and the Parking Facilities may sometimes be collectively referred to as "Common Areas."

(e)          Landlord reserves for itself, and for the owner(s) and operator(s) of the Project or any portion thereof, the right from time to time and provided no Adverse Condition results therefrom:  (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located in the Premises or elsewhere, and to expand the Parking Facilities, (ii) to make changes in its reasonable discretion to the Building Common Areas, the Project Common Areas and/or the Parking Facilities, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (iii) to close temporarily any of the Building Common Areas, the Project Common Areas and/or the Parking Facilities for maintenance purposes and to avoid claims of prescriptive rights so long as reasonable access to the Premises remains available; (iv) to designate other land outside the boundaries of the Building or the Project to be a part of the Project Common Areas; (v) to add or subtract additional buildings and improvements to or from the Project Common Areas; (vi) to use the Building Common Areas, the Project Common Areas and/or the Parking Facilities while engaged in making additional improvements, repairs or alterations to the Building, the Parking Facilities or the Project, or any portion thereof so long as reasonable access to the Premises remains available and disruptions to Tenant’s business operations are mitigated as per commercially reasonable standards; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project or any portion thereof as Landlord and/or the owner(s) and/or operator(s) thereof may, in the exercise of sound business judgment, deem to be appropriate.  As used in this Lease, "Adverse Condition" means the existence of any of the following conditions, other than on a temporary basis (as reasonably needed) in connection with maintenance, repair, alteration or construction activities at the Project as expressly permitted under this Lease, or as required to comply with applicable Law or governmental order, or resulting from damage or destruction, condemnation or Force Majeure:  (i) a material adverse interference with Tenant's access to the Building and/or Premises, or use of the Premises for the Permitted Use; (ii) a material adverse interference with access to, or the number or type of parking spaces allocated to Tenant in, the parking facilities, or a material adverse change in the location of the parking facilities; (iii) an event that materially decreases Tenant's rights otherwise set forth under this Lease; or (iv) an event which materially increases Tenant’s monetary obligations under this Lease on an overall net basis for any given Lease Year.

(f)           Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that neither the Premises, the Building nor the Project have undergone an inspection by a Certified Access Specialist.  The allocation of responsibility between Landlord and Tenant for making any repairs or modifications to the Premises, Building and/or Project in order to comply with accessibility standards shall be governed by the other provisions of this Lease.  The following disclosure is hereby made pursuant to California Civil Code Section 1938(e):  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time

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and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

3.           TERM

The Term of this Lease shall be for the period designated in Section 1(f), commencing on the Commencement Date and, unless a specific date is specified in Section 1(f), ending on the last day of the month in which the expiration of such period occurs, unless sooner terminated as hereinafter provided.  Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, shall be referred to herein as a "Lease Year"; any period remaining in the Term after the end of the last full Lease Year is also included in the term "Lease Year" herein. The Commencement Date, the date upon which the Term of this Lease shall end unless sooner terminated pursuant to the provisions hereof, the Rentable Square Feet in the Premises and Tenant's Percentage as set forth in Section 1, shall be specified in a Memorandum of Lease Terms, which shall be in the form of Exhibit "C," attached hereto and incorporated herein by this reference ("Memorandum of Lease Terms"), and shall be executed by Tenant as soon as practicable after Landlord delivers or tenders possession of the Premises to Tenant. The terms set forth in the Memorandum of Lease Terms shall be binding upon Tenant, unless Tenant objects to the Memorandum of Lease Terms in a writing served upon Landlord within five (5) business days of Tenant's receipt of the Memorandum of Lease Terms.

4.           POSSESSION

Landlord shall deliver possession of the Premises to Tenant on April 1, 2019, contingent on the following occurring on or prior to April 1, 2019: (a) full execution of this Lease; (b) Tenant’s delivery to Landlord of Tenant’s insurance certificate; and (c) Tenant’s delivery to Landlord of the Letter of Credit.  Prior to delivery of possession of the Premises, Landlord shall have completed the work to cause the Premises to be in “White Box” condition.  Landlord and Tenant acknowledge that Tenant has elected to perform the Courtyard Work and that the Tenant Improvement Allowance has increased to compensate Tenant for performing the Courtyard Work. The commencement of the Term of the Lease shall commence upon the Commencement Date.

5.           ANNUAL BASIC RENT

(a)          Tenant shall pay Landlord as consideration for the use and enjoyment of the Premises the Annual Basic Rent designated in Section 1(k) (subject to adjustment as hereinafter provided and except for the months when Annual Basic Rent is abated) in twelve (12) equal monthly installments, except as may be specified to the contrary in Subsection 1(k), each in advance on the first day of each calendar month during the Term commencing on the Commencement Date.  If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent for such period shall be prorated on the basis of a thirty (30) day month.  In addition to the Annual Basic Rent, Tenant agrees to pay as Additional Rent the amount of Rent adjustments and other charges required by this Lease.  Other charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, Real Property Taxes, insurance, and repairs, shall be considered "Additional Rent" for purposes of this Lease.  The term "Rent" as used in this Lease shall mean Annual Basic Rent and Additional Rent and all other amounts payable by Tenant pursuant to this Lease.  When no other time is stated herein for payment, payment of any amount due from Tenant to Landlord hereunder shall be made within thirty (30) days after Tenant's receipt of Landlord's invoice or statement therefor and all other payments are to be made prior to delinquency.  All Rent shall be paid to Landlord, without prior demand and without any deduction or offset (except as otherwise provided in Section 24(g) of this Lease and Section 6.2 of the Work Letter) in lawful money of the United States of America, at the address designated in Section 1(b) hereof or to such other person or at such other place as Landlord may from time to time designate in writing.

(b)          If Tenant fails to pay any installment of Rent or any other payment for which Tenant is obligated under this Lease when due, Tenant shall pay to Landlord any interest assessed on account of such late payment and if such late payment was to be paid to Landlord, such late amount shall accrue interest as Additional Rent on such

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delinquent amount at the lesser of the then prevailing prime rate of Bank of America, or if not available, a similar financial institution ("Prime Rate") plus three (3) percentage points or the maximum rate permitted by law (the “Interest Rate”) from the date such amount became due until such amount is paid (if such payment was due to a third party other than Landlord, Tenant shall be liable to pay for any late charge or interest assessed).  THE PARTIES AGREE THAT A LATE PAYMENT MAY CAUSE LANDLORD TO INCUR COSTS AND OTHER DAMAGE, THE EXACT AMOUNT OF WHICH WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT SUCH INTEREST REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE DETRIMENT THAT LANDLORD WILL SUFFER BY REASON OF LATE PAYMENT BY TENANT.  Acceptance of any such interest shall not constitute a waiver of the Tenant's Default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or at law.

(c)          If any payment of rent made by check, draft or money order is returned to Landlord due to insufficient funds, or otherwise, Landlord shall have the right, at any time thereafter, to require Tenant to make all subsequent payments of Rent by cashier's or certified check.  Any payment returned to Landlord shall be subject to a handling charge of $50.00.

6.           RENT ADJUSTMENT

(a)          For the purposes of this Lease, the following terms shall be defined as follows:

Tenant's Percentage:  "Tenant's Percentage" shall mean that numeric figure, set forth as a percentage in Section 1(m) above, obtained by dividing the Rentable Square Feet of the Premises by the total Rentable Square Feet of the Project (as defined in Section 1(q) above.

Operating Expenses:  Except as otherwise expressly provided herein, "Operating Expenses" shall consist of all reasonable and customary direct costs of operation, ownership, insurance, management, maintenance and repair of the Project, including without limitation the Premises, the Building, the Building Common Areas, the Parking Facilities, the Project Common Areas and all other portions of the Project, including any expansions thereof by Landlord or by the owner(s) and/or the operator(s) thereof.  Except as otherwise expressly provided herein, Operating Expenses shall include without limitation the following:  (a) any and all non-tax assessments payable in connection with the Building or the Project pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Project (b) assessments and any taxes or assessments hereafter imposed in lieu thereof; (c) Rent taxes and gross receipts taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); (d) electricity, gas, water and sewer charges; (e) accounting, legal and other consulting fees incurred by Landlord in connection with the Project or any portion thereof; (f) real estate tax consulting fees; (g) the cost and expense of insurance, including deductibles, for which Landlord and/or the owner(s) and/or the operator(s) of the Project is (are) responsible or deems necessary in connection with the operation of the Building or the Project; (h) equipment or utilities, including, but not limited to, any and all costs and fees associated with the intrabuilding network cabling and wiring; (i) janitorial services, security, labor, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes, including, but not limited to, the Americans With Disabilities Act (42 U.S.C. Section 12101 et seq.) (“ADA”), or regulations or interpretations thereof promulgated by, any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Project or any portion thereof that first became enforceable against the Project after the Commencement Date; (j) license, permit and inspection fees related to the Project; (k) costs and expenses incurred or suffered by Landlord in connection with transportation or energy management programs required by Law; (l) except for the cost of the Landlord’s Work, the cost of any capital improvements to the Building (including Building Common Areas), the Parking Facilities, or the Project Common Areas by the operator(s) thereof, or of replacing any equipment, systems or materials needed to operate the Project or any portion thereof at the same quality levels as prior to the improvement or replacement, or as mandated by revisions or governmental interpretations of any applicable building codes or other governmental laws, including but not limited to, the ADA, Hazardous Materials Laws, statutes, regulations,  but only to the extent of the following:  (A) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord including any required by any

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new (or change in) laws, rules or regulations of any governmental or quasi‑governmental authority (collectively, “Laws”) which are enacted after the Commencement Date; or (B) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, or any equipment, device or capital improvement purchased or incurred as a labor‑saving measure or to affect other economics in the operation or maintenance of the Building; (m) costs incurred in the management of the Project (including supplies, materials, equipment,  wages and salaries of employees used in the management, operation and maintenance thereof, payroll taxes and similar governmental charges with respect thereto), (n) management fees (not to exceed 1.1% of the Annual Basic Rent); (o) reasonable accountant's fees; (p) all costs and expenses for air-conditioning, waste disposal, heating, ventilating, elevator repair and maintenance, painting, supplies, materials, cleaning supplies and materials, equipment, and tools incurred in connection with the Project or any portion thereof; (q) repair and maintenance of the roof membrane of the Building, the Building Common Areas, the Project Common Areas and the Parking Facilities, including the plumbing, heating, ventilating, air conditioning, carpentry, and electrical systems and other utilities installed or furnished therein; ( r) maintenance costs of the Building, the Parking Facilities and the Project or any portion thereof, including utilities and payroll expenses for all persons who perform duties connected with the operation, maintenance and repair of the Project; ( s) rent of personal property used in maintenance and all other upkeep; ( t) costs and expenses of gardening and landscaping the Project or any portion thereof; ( u) maintenance of signs located in or about the Project; ( v) personal property taxes levied on or attributable to personal property used in connection with the Project; ( w) fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners' association pertaining to the Project; ( x) reasonable audit or verification fees incurred in connection with the Project; and ( y) the costs and expenses of repairs, resurfacing, maintenance, window washing, painting, lighting, cleaning, refuse removal, security, engineer, and similar items incurred with respect to the Project.  Landlord shall amortize the cost of capital improvements on a straight-line basis over the useful life of the capital improvement as reasonably determined by Landlord.  Specifically, for any roof membrane replacement, the useful life of the new roof membrane shall be deemed to be fifteen (15) years

Notwithstanding anything to the contrary contained herein, Landlord, at Landlord’s sole expense and without reimbursement from Tenant, either directly or as an Operating Expense, shall ensure that the Project, excluding the Premises, is in Code Compliance throughout the Term, including any Option Terms, as long as not resulting from Tenant’s unique and specific use (“Landlord’s Code Compliance Obligations”).   As used herein, “Code Compliance” means compliance with applicable ADA, Title 24 and fire, life and safety codes and any other applicable building codes, laws, rules and regulations.  Additionally, with respect to the landscaped slope located behind the Project which is owned by the City and governed by the City and the Master Association, Landlord will be responsible for the landscaping on the slope but only to the extent required by the City or the Master Association. It is Landlord’s understanding that as of the date of this Lease, the City is not requiring any changes to the landscaping on the City – owned slope.  In addition, upon Tenant’s reasonable written request, Landlord shall represent Tenant’s interest with respect to the Master Association regarding the City-owned slope.

Real Property Taxes:  "Real Property Taxes" shall mean and  include any form of assessment, reassessment, license fee, license tax, business license fee, commercial rent tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Building, Premises, or the Project, including but not limited to the following:  (i) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk or road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, it being the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes" for the purposes of this Lease; (ii) any assessment, tax, fee, levy or charge allocable to or measured by the area of any premises in the Project or the Rent payable hereunder and under any other leases for premises in the Project, including without limitation any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by tenants of their premises in the Project, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge upon this transaction or any document creating or transferring an interest or an estate in the Project or any portion thereof, or based upon a reassessment of the Project or any portion thereof by virtue of a "change in ownership" or otherwise.

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"Real Property Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

(f)           Notwithstanding the foregoing, Operating Expenses shall exclude the following

(i)           Any ground lease rental;

(ii)          Costs of capital improvements, alterations, repairs replacements, equipment and other capital expenditures (including, without limitation, rentals for items which if purchased, rather than rented, would constitute a capital item), except to the extent expressly set forth in the Lease;

(iii)         Expenses incurred with respect to the installation of tenant or other occupants improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space exclusively for tenants or other occupants of the Building, other than Tenant;

(iv)         Depreciation, amortization and interest payments, all as determined in accordance with generally accepted accounting principles, consistently applied;

(v)          Marketing costs including leasing commissions, attorneys' fees and other consultant fees in connection with the negotiation and preparation of leases and related agreements;

(vi)         Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly by Landlord or an independent contractor or a utility, but which are provided to another tenant or occupant of the Building the cost of which is included as Operating Expenses;

(vii)        Expenses incurred by Landlord due to the violation by Landlord or any tenant, other than Tenant, of the terms and conditions of any lease of space in the Building, and penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(viii)       Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the overhead and profit increment exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for similar projects;

(ix)         Landlord's general corporate overhead and general and administrative expenses, and costs associated with the operation of the business of the Landlord entity, including partnership accounting and legal matters, and any compensation paid to clerks, attendants or other persons in commercial concessions operated by or through Landlord.

(x)          Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

(xi)         Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

(xii)        All assessments and premiums which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid;

(xiii)       Costs arising from the presence of hazardous or toxic wastes or substances in or about the Project (unless caused by Tenant or its agent, employees, contractors, guests or permitees), and costs arising from defects in the base, shell or core of improvements at the Project or tenant improvements installed by Landlord or repair thereof;

(xiv)       Costs incurred in connection with the original construction of the Project or in connection with any major change in the Project, such as adding or deleting square footage;

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(xv)        Any bad debt loss, rent loss, or reserves for bad debts or rent loss or reserves of any kind;

(xvi)       All items and services for which Tenant or any other tenant in the Project is obligated to reimburse Landlord;

(xvii)      Tax penalties and other penalties or fines;

(xviii)     Costs arising directly from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors;

(xix)       Any finders fees, brokerage commissions or the like;

(xx)        Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and any tenant, other than Tenant, or providers; and

(xxi)       Management fees in excess of the amount stated above.

(xxii)      Any other expenses paid directly by Tenant to the extent that Tenant assumes responsibility for the maintenance and repair of the same pursuant to Section 15(a) or (b) below.

(b)          Commencing on the Commencement Date and continuing throughout the Lease Term, in addition to the Monthly Installments of Basic Rent and to the extent not required to be paid directly by Tenant, Tenant shall pay Tenant’s Percentage of the actual Operating Expenses and Real Property Taxes in accordance with this Section 6(b). Landlord will deliver to Tenant Landlord’s reasonable estimate of the Operating Expenses and Real Property Taxes which it reasonably anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Until a new estimate statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Monthly Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.  Landlord reserves the right to revise such estimate from time to time.  If Landlord receives a refund of any Real Property Taxes for any calendar year during the Term for which Tenant paid Additional Rent on account of such Real Property Taxes, Landlord shall pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Percentage of the refund, net of any reasonable expenses incurred by Landlord in achieving such refund; provided, however, if this Lease shall have expired or is otherwise terminated, Landlord shall refund in cash any such refund or credit due to Tenant within thirty (30) days after Landlord’s receipt of such refund or its receipt of such credit against future Real Property Taxes. Landlord’s obligation to so refund Tenant for any such refund or credit of Real Property Taxes shall survive the expiration or termination of this Lease.

(c)          Landlord shall furnish to Tenant following the end of the applicable calendar year a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar year which shall state on a reasonably detailed line-item basis the Operating Expenses and Real Property Taxes incurred or accrued and Landlord’s gross-up calculations (if any), and explanation of any capital item included in Operating Expenses (including the applicable amortization period used by Landlord), and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. Landlord shall use commercially reasonable efforts to give to Tenant such statement within 150 days following the end of the applicable calendar year. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) concurrently with Landlord’s delivery of the statement, refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

(d)          Even though the Term shall have expired and Tenant shall have vacated the Premises, when the final determination of actual annual Operating Expenses and/or of annual Real Property Taxes, for the year in which this Lease terminates are determined, Tenant shall immediately pay any amounts owed applicable to the time during

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the Term or any additional time during which Tenant occupied the Premises.  Notwithstanding the foregoing, Tenant shall not be responsible for Tenant’s Percentage of any Operating Expenses or Real Property Taxes attributable to any calendar year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable calendar year or the expiration of the Term, provided that in any event Tenant shall be responsible for Tenant’s Percentage of such expenses levied by any governmental authority or by any public utility company at any time which are attributable to any calendar year during the Term (provided that Landlord delivers Tenant a supplemental statement for such amounts within ninety (90) days following Landlord’s receipt of the bill therefor).

(e)          The amount Tenant is required to pay on an annualized basis for Tenant’s Percentage of the Operating Expenses which are considered “controllable expenses” shall not increase by more than five percent (5%) from one calendar year to the following calendar year provided however, if from any one calendar year to the following calendar year the increase for the controllable expenses is less than five percent (5%), then the difference may be applied to any future increases from one calendar year to the next such that the cap applicable to that future year to year increase in Tenant’s Percentage of controllable Operating Expenses may be higher than five percent (5%) for a year and the amount of Tenant’s Percentage of the controllable Operating Expenses that is in excess of five  percent (5%) for a year may be included in the unused portion of a future years’ cap. For purposes hereof, “controllable expenses” shall be defined as all Operating Expenses except utility charges, HVAC, trash removal, taxes, Real Property Taxes, assessments, insurance and other expenses over which Landlord has no control of the costs.

(f)           If Tenant disputes or otherwise desires additional information regarding the amount of Tenant’s Percentage of the Operating Expenses or the amount of Operating Expenses or Real Property Taxes as set forth in the Landlord’s year-end statement (the “Statement”), Tenant shall have the right, but not more often than once per calendar year and Tenant shall only be permitted to audit each Statement one time, after reasonable notice and at reasonable times, to inspect and photocopy Landlord’s accounting records at Landlord’s office in the County in which the Premises are located. If, after such inspection and photocopying, Tenant still disputes or desires additional information regarding the amount of Tenant’s Percentage of Operating Expenses or the amount of Operating Expenses or Real Property Taxes as set forth in the Statement, Tenant shall be entitled to retain a third party certified public accountant reasonably acceptable to Landlord and whose fee is not based on the percentage of any discrepancy found to audit Landlords’ records to determine the proper amount of Tenant’s Percentage of Operating Expenses or the proper amount of Operating Expenses or Real Property Taxes, as applicable. If such audit reveals that Landlord has overcharged Tenant, then within five (5) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest thereon at the Interest Rate. If the audit reveals that Tenant was undercharged, then within five (5) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge. Tenant agrees to pay the cost of such audit, provided that Landlord shall pay such cost if the audit reveals that Landlord’s determination of Tenant’s Percentage of Operating Expenses or the Operating Expenses or Real Property Taxes as set forth in the Statement was in error by more than five percent (5%). Landlord shall be required to maintain records of all Operating Expenses for the entirety of the three-year period following delivery of each Statement. The payment by Tenant of any amounts pursuant to this Lease shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord, and the failure of Tenant to object thereto within one (1) year after its receipt thereof shall be conclusively deemed Tenant’s approval thereof; provided that if an audit for a particular year reveals that Landlord’s determination of Tenant’s Percentage of Operating Expenses or the Operating Expenses or Real Property Taxes as set forth in the Statement was in error by more than five percent (5%), then Tenant may also audit the two (2) years immediately prior to the year that was the subject of the audit.  The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

7.           SECURITY DEPOSIT

Tenant shall deposit with Landlord the Letter of Credit in the Letter of Credit Amount, as set forth in and as adjusted pursuant to Section 1(n), upon the effectiveness of this Lease following the satisfaction or waiver of the Lease Contingency set forth in Section 1(s). The Letter of Credit shall comply with requirements of Exhibit “I,” attached hereto and incorporated herein by this reference.  At any time during the Term, Tenant shall have the right to deposit with Landlord a cash payment equal to the required amount of the Letter of Credit, which cash payment shall be held by Landlord as security for Tenant’s obligations under this Lease in lieu of the Letter of Credit.  Landlord may only use such cash deposit for the same purposes that Landlord would be entitled to draw on the Letter of Credit hereunder.

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Upon such deposit, Landlord shall have no right to draw on the Letter of Credit and the parties shall notify the issuing bank to terminate the Letter of Credit.

8.           USE

(a)          Tenant shall use the Premises for the use set forth in Section 1(p) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. Nothing contained herein shall be deemed to give Tenant the exclusive right to such use in the Project or any portion thereof (including the Premises).

(b)          (i)           Tenant shall not use or occupy the Premises in violation of any Laws, or of any government-issued permit for the Building, and shall, upon Notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any Laws, or of any government-issued permit.  Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the unique and specific nature of Tenant's use or occupancy of the Premises, impose any obligation, including, but not limited to, any obligation imposed pursuant to the ADA, upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.  Notwithstanding the foregoing or anything to the contrary contained herein, Landlord is responsible, at its sole expense and without reimbursement from Tenant, either directly or as an Operating Expense, for Landlord’s Code Compliance Obligations.  Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function.  Tenant shall not do or permit to be done in or about the Premises anything which causes the insurance on the Premises, the Building or the Project or any portion thereof to be canceled.  Tenant shall promptly, upon demand pay for any additional premium charged for any insurance policy by reason of Tenant's failure to comply with the provisions of this Section.  Tenant shall promptly comply with all requirements of the insurance authority or any present or future insurer relating to the Premises. Tenant is solely responsible for determining if Tenant’s proposed use is a permitted use for the Project. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, the Parking Facilities or the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises.  Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Parking Facilities, the Project Common Areas or the Project. Landlord shall not, unless required as part of the Aliso Viejo Community Association or the Pacific Park Town Center Association (referred to herein collectively as the “Master Association”), record or modify any covenants, conditions or restrictions (“CC&Rs”) or easements against the Property or approve or initiate any action with respect to any owners’ association relating to the Project which materially impact Tenant’s use of or access to the Premises or materially increase Tenant’s costs to occupy the Premises.  Upon Tenant’s reasonable written request, Landlord shall represent Tenant’s interest with respect to the Master Association.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance.  Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure, maintain and comply with the terms and conditions of each such license or permit.  Tenant shall be responsible for all structural engineering required to determine structural load for Tenant’s furniture, fixtures, equipment, or other personal property, Alterations or Tenant Improvements.

Without limiting the generality of the foregoing:  (A) Tenant agrees to cooperate and use its commercially reasonable efforts to participate in governmentally mandated programs applicable to businesses located in the area or to the Project; (B) Tenant agrees to cooperate and comply with any and all mandatory guidelines or controls imposed by federal or state governmental organizations; (C) All costs, fees, assessments and other charges payable to any governmental authority in connection with any program of the types described in this Section, and all costs and fees payable to any governmental authority pursuant to or to effect such program, shall be included in Operating Expenses and paid by Tenant; and (D) Tenant shall be liable for all penalties, noncompliance costs or other losses, costs or expenses caused by Tenant's failure to comply with any of the provisions of clauses (A) through (C) above.  Any such amount shall be payable by Tenant within thirty (30) days after written demand therefor which amount shall be

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considered Additional Rent.  Failure of Tenant to pay any amount due hereunder when due shall be deemed a Default pursuant to this Lease.

(ii)          (A)         Without limiting the generality of any other provisions contained in this Lease, Tenant covenants and agrees that Tenant, its agents, employees, representatives, contractors and invitees of Tenant (collectively, "Invitees") shall not bring into, generate, release, discharge, use, store, maintain, dispose of or otherwise (collectively, "Use") upon, in, beneath or about the Premises or the Building, or any groundwater thereunder or soil or surface water thereabout, any Hazardous Materials.  The foregoing prohibition shall not extend to substances typically found or Used in general office applications or as required for Tenant’s Permitted Use, so long as all of the following conditions are satisfied: (a) such substances are Used only in such quantities as are reasonably necessary for Tenant's Permitted Use in the Premises; provided, that no asbestos or asbestos - containing materials or lead based paint shall be incorporated into the Premises or any of Tenant's Work thereon; (b) such substances are Used strictly in accordance with the manufacturer's instructions therefor and in accordance with all the applicable Laws, but without constituting a release or discharge thereof; and (c) such substances are removed from the Building and the Premises at Tenant’s sole cost and expense upon expiration or earlier termination of this Lease.  To the best of its knowledge, which knowledge is based solely on the Phase 1 report dated November 21, 2016, prepared by Partners Engineers, no Hazardous Materials in violation of any Hazardous Materials Law are present in the Building or Project.  Landlord shall indemnify, defend and hold harmless Tenant from all costs and expenses, including attorneys’ fees and costs that Tenant may incur as a result of the presence of, release of or threatened release of Hazardous Materials on or about the Building or Project caused by Landlord, its employees, contractors or consultants. Landlord has fully disclosed to Tenant any and all reports, analyses studies or documents, including environmental and air quality studies that would disclose any Hazardous Materials on or about the Building or Project which were commissioned by Landlord or are in Landlord’s possession.

(B)         As used in this Lease, "Hazardous Materials" shall include all of the following materials or products or by-products containing such materials: all asbestos, petroleum substances, underground storage tanks, PCBs or urea formaldehyde, and all Hazardous Materials, wastes, or substances, toxic substances, pollutants, contaminates or similar terms defined in or used under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), California Health and Safety Code (Sections 25100, 25249.5, 25316 and 39000, et seq. in each case), and any similar or related federal state or local laws, rules, regulations, ordinances or guidelines now or hereafter in effect (collectively, "Hazardous Materials Laws").

(C)         Tenant shall provide Landlord with the following notices:  (a) annually, or within thirty (30) days after Landlord requests the same from Tenant, a written list identifying any Hazardous Materials then Used by Tenant in or about the Building, the use and approximate quantity of each such item, and Tenant's written certification (in form and substance satisfactory to Landlord) to the effect that neither Tenant nor any of its Invitees has Used any other Hazardous Materials in or about the Building; (b) within five (5) business days after receipt thereof, copies of all licenses or permits received by Tenant with respect to any Use by Tenant, or notices or other communications of any actual or alleged Use by any third party, of any Hazardous Material on or about the Premises or the Building; and (c) submit to Landlord for prior approval any Use of a Hazardous Material in or about the Building other than as specified in Section (ii) (A) above; provided, that no such notice to or approval by Landlord shall relieve Tenant of any other obligation contained in this Section, including but not limited to the removal, remediation and indemnification obligations set forth below.

(D)         Landlord in its sole discretion may enter and inspect the Premises and the business operations of Tenant, at any time upon reasonable Notice and in a manner so as not to interfere unreasonably with the conduct of Tenant's business and otherwise in accordance with Section 17, in order to investigate the possibility of any improper Use of Hazardous Materials.  During any such inspection, Landlord shall have the right to take such samples and conduct such tests as Landlord may deem necessary or advisable in its sole discretion.

(E)          Upon any violation of the foregoing covenants or prohibitions, and upon the expiration or earlier termination of this Lease or upon Tenant vacating all or a portion of the Premises, Tenant shall be obligated, at its sole cost to remove, clean-up and remediate all Hazardous Materials introduced into or about the Building by Tenant or any of its Invitees, which removal, clean-up and/or remediation shall be performed in

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compliance with all Applicable Laws. Tenant shall also be responsible for any and all testing, monitoring, investigation, preparation of any response or closure plan, analysis or report, clean-up work, remedial or corrective action, or other matter that may be required by any governmental authority in connection with the Use of any Hazardous Materials on or about the Building.  All such work shall in each case be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction.  If Tenant fails to do so, Landlord shall have the right, but not the obligation to do so, at Tenant’s sole cost and expense.

(F)          At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, if required by Applicable Laws, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord.  The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant if and to the extent required under Applicable Laws, including laws pertaining to the surrender of the Premise, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users, and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

(G)         Tenant shall indemnify, defend and hold harmless Landlord, its partners, affiliates, owners, principals, successors, and members and each of their managers, employees, assigns, officers, principals, property managers,  Invitees, lenders and attorneys (“Landlord Indemnified Parties”) from and against any and all claims, liabilities, losses, damages (including but not limited to death, injury, destruction of property, diminution in value, lost use or consequential damages), actions, losses, costs and expenses of indemnity from third parties, compliance with injunctive relief (and reasonable attorneys' fees and costs of defense) (collectively, “Claims”) imposed or asserted against or incurred by any of such Landlord Indemnified Parties, or which may be asserted as the result of: (a) any noncompliance by Tenant or its Invitees, with any Laws or any permit condition, court order or other administrative requirement; or (b) any other Use by Tenant or its Invitees of any Hazardous Materials in or about the Premises or the Building.

(iii)         The provisions of this Section 8 shall survive the expiration or earlier termination of this Lease.

If Landlord obtained a Phase One Environmental report for the Property, Landlord shall provide Tenant with a copy of the report. Landlord shall not be required to obtain such a report for Tenant. Tenant shall have the right to conduct a Phase One environmental screening which shall be scheduled with Landlord. If requested by Landlord, Tenant shall provide Landlord with a copy of the report.

9.           NOTICES

(a)          Any notice, consent, approval or objection required or permitted by this Lease shall be in writing and may be delivered (1) in person (by hand or by messenger or courier service), (2) by electronic mail, (3) by a recognized overnight delivery service that provides delivery notification, addressed to Tenant at the notice address listed in Section 1(d)(2) above and to Landlord at the address designated in Section 1(b), and shall be deemed sufficiently given if served in a manner specified in this Section 9 ("Notice").  Either party may specify a different address for Notice purposes by Notice to the other.

(b)          Notices delivered by overnight delivery service that provides next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the overnight delivery service.  If any Notice is transmitted by electronic mail or similar means, the same shall be deemed served or delivered on the day sent, provided a copy of

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such notice is also sent by another method set out herein as of that same date (unless such additional method is waived by the receiving party, which waiver may be sent by electronic mail). If Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

(c)          When a statute permits, or requires, service of a notice in a particular manner, service of that notice (or a similar Notice permitted, or required, by this Lease) in the manner permitted, or required, by this Section 9 shall replace and satisfy the statutory service-of-notice procedures, including, but not limited to, those required by California Code of Civil Procedure Section 1162, or any similar, or successor statute.

10.         BROKERS

Tenant and Landlord warrant to each other that Section 1(o) sets forth the names of the only real estate brokers, finders or agents (the “Brokers”) whose commission relating to the negotiation of this Lease shall be payable by Landlord or Landlord’s broker pursuant to a separate agreement. Each party shall be solely responsible for the payment of any fee due to any other broker, finder, agent or other party claiming under it other than the Brokers, and shall indemnify and hold the other party free and harmless against any liability in respect thereto, including attorneys' fees and costs incurred by the other party in connection therewith.  The terms of this Section 10 shall survive the expiration or earlier termination of this Lease.

11.         HOLDING OVER

The Annual Basic Rent during any period of holding over by Tenant after the expiration of earlier termination of the Term hereof shall be an amount equal to one hundred and fifty percent (150%) of the Annual Basic Rent in effect upon the expiration or termination of the Term hereof.  Acceptance by Landlord of rent after such expiration or earlier termination shall not extend the Term and shall create only a month to month tenancy upon the terms set forth in this Section, which tenancy shall be terminable at the end of any calendar month by either party by Notice to the other given not less than thirty (30) days prior to the end of such month.  The foregoing provisions of this Section 11 are in addition to and do not affect Landlord's right of reentry or any rights of Landlord hereunder or as otherwise provided by law.  If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including without limitation any claim made by any succeeding tenant founded on or resulting from such failure to surrender, and all attorneys' fees and costs incurred by Landlord in connection therewith.

12.         TAXES ON TENANT'S PROPERTY

(a)          Tenant shall be liable for and shall pay, before delinquency, all taxes levied against any personal property or trade fixtures of Tenant in or about the Premises, provided that Tenant has received a bill for the same.  If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon Tenant’s personal property or trade fixtures, and if Landlord, after reasonable Notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

(b)          If the Tenant Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are separately assessed by the tax assessor for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "Building Standard Improvements" are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 12(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether the Tenant Improvements are assessed at a higher valuation than the Building Standard Improvements, such records shall be

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binding on both Landlord and Tenant.  If the records of the County Assessor are not available or sufficiently detailed, the actual cost of construction shall be used.

13.         CONDITION OF PREMISES

Tenant accepts the Premises and the Project in “AS-IS” condition and repair, subject toLandlord’s Work.  Except as set forth in this Lease or the Work Letter, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Parking Facilities or any other portion of the Project or with respect to the condition thereof or the suitability of the same for the conduct of Tenant's business.  The taking of possession by Tenant of the Building in “white box” condition shall conclusively establish that the Premises, the Building and the Parking Facilities were in good and sanitary order, condition and repair at such time, subject only to latent defects and Landlord's obligations set forth elsewhere in this Lease (e.g., Landlord’s Work, and Landlord's obligations regarding restoration set forth in Section 22 and 23).  Without limiting the foregoing, Tenant's execution of the Memorandum of Lease Terms shall constitute a specific acknowledgment and acceptance of the various inconveniences that may be associated with the use of the Building, the Parking Facilities and other portions of the Project, such as certain construction obstacles (e.g., scaffolding), unavailability of certain elevators for Tenant's use, uneven air-conditioning services and other typical conditions.  Tenant hereby irrevocably waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code. Notwithstanding the foregoing, to the best of Landlord’s knowledge, as of the date of this Lease, Landlord has not received any notices that the Building or Premises are in violation of any code or ordinance. As of the Commencement Date, (i) the Premises, the Building and the Project shall be in Code Compliance (but excluding any improvements included in the Tenant Improvements); (ii) all structural components, exterior walls (including painting) and building systems servicing the Project, consisting of the roof, HVAC systems, windows, including seals, elevators and elevator equipment, electrical systems and equipment, lighting systems and equipment, plumbing systems and equipment, sprinkler system and equipment and irrigation system (collectively, the “Building Systems”) shall be in good working order; and (iii) the HVAC system shall have a useful life of at least eight (8) years.. If Tenant notifies Landlord that Landlord is not in compliance with clauses (i) or (iii) of the immediately preceding sentence or that a Building System or painting of the exterior walls, at Landlord’s reasonable discretion, requires repair or replacement within six (6) months after the Commencement Date, Landlord shall perform such work and/or repair or replace such Building System, as required at Landlord’s sole cost and expense and without reimbursement from Tenant either directly or as an Operating Expense; provided, however, with respect to the roof membrane and HVAC systems only, Landlord shall be responsible for the required repair or replacement thereof for a period of two (2) years following the Commencement Date (“collectively, Landlord’s Warranty Obligations”).

14.         ALTERATIONS

(a)          Tenant shall make no alterations, additions or improvements in or to the Premises (“Alterations”) without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and then only by contractors or mechanics approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall submit to Landlord plans and specifications for any proposed Alterations and may not make such Alterations until Landlord has approved such plans and specifications and the contractor in writing.  Tenant shall construct such Alterations in accordance with the plans and specifications approved by Landlord and in compliance with all applicable Laws, and shall not amend or modify such plans and specifications.  If the proposed change requires the consent or approval of the holder of a mortgage encumbering the Premises, Tenant acknowledges that such consent or approval must be secured prior to the construction of such Alteration.  Tenant agrees not to construct or erect partitions or other obstructions that may interfere with free access to mechanical installations or service facilities of the Building or interfere with the moving of equipment to or from the enclosures containing said installations or facilities.  All Alterations shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant shall pay the entire cost of all Alterations and any work necessitated by the Alterations.  Tenant shall obtain and/or require from its contractor builder’s  “all risk insurance” in an amount at least equal to the replacement value of the Alterations naming Landlord and other parties required by Landlord as additional insureds, which shall specifically include completed operations.  Tenant covenants and agrees that all work done by Tenant, including the Tenant Improvements, shall be performed in full compliance with all

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Laws, including the ADA.  If a governmental authority requires any alterations to the Project, Buildings or Premises as a result of Tenant’s Permitted Use or as a result of the Tenant Improvements or an Alteration to the Premises, or due to Tenant’s unique and specific use, and which are not included in Landlord’s Work, Tenant shall pay the cost of all such required alterations.  Any other code violation or alterations required by a governmental authority not covered by the previous two (2) sentences shall be the responsibility of Landlord at Landlord’s sole cost and expense and without reimbursement from Tenant either directly or as an Operating Expense. Before commencing any work, Tenant shall give Landlord at least ten (10) days’ Notice of the proposed commencement of such work.  For Alterations costing more than $50,000 and if Tenant fails to demonstrate to Landlord that it has sufficient available funds set aside for payment of the Alterations, Landlord may require that Tenant secure for such work at Tenant's own cost and expense a completion and payment bond in form, substance and amount reasonably satisfactory to Landlord. All Alterations made after the Commencement Date, shall, at Landlord's election, which election shall be communicated in writing to Tenant at the time of Landlord’s consent, either be removed by Tenant or shall become the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Term hereof; provided, however, that if Landlord, by Notice to Tenant, requires Tenant to remove such improvements, Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord the reasonable and documented cost of such removal prior to the expiration of the Term.  In no event shall Tenant be required to remove the Tenant Improvements. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to obtain Landlord’s prior written consent for non-structural, non-exterior, cosmetic alterations to the Premises, provided such alterations do not affect the Building Systems and cost in the aggregate for each alteration project no more than $150,000. Additionally, the construction of the Tenant Improvements shall be governed by the terms of the Work Letter and not the terms of this Section 14.

(b)          All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by or for Tenant in the Premises shall be and remain the property of Tenant and shall be removed by Tenant prior to the expiration of the Term and Tenant shall repair all damage to the Premises resulting from such removal.  If Tenant shall fail to remove any of the foregoing from the Premises on or before termination of this Lease for any cause whatsoever, Tenant shall be deemed to be holding over without Landlord’s consent, and Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store the same without liability to Tenant for loss thereof, and Tenant shall pay Landlord upon demand any and all reasonable and documented expenses incurred in such removal, including court costs and attorneys' fees and storage charges thereon, for any length of time that the same shall be in Landlord's possession or control.  Landlord may without Notice, sell such property, at a private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and/or to all reasonable and documented expenses, including attorneys' fees and costs, incident to the removal and/or sale thereof.

15.         REPAIRS

(a)          Tenant shall, when and if needed, at Tenant's sole cost and expense and subject to Landlord’s Work and Landlord’s repair and restoration obligations under Sections 22 and 23, make all repairs to the Premises and every part thereof and all supplemental equipment installed in the Premises for Tenant’s use to maintain the Premises and such equipment in first class condition and repair and free from any Hazardous Materials resulting from Tenant’s use of the Premises or during Tenant’s occupancy of the Premises, or while Tenant is the “Tenant” under this Lease unless such Hazardous Materials are brought onto the Premises by Landlord; provided that Tenant shall not be responsible for any repairs to the extent necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.  Tenant shall, upon the expiration or earlier termination of the Term hereof, surrender the Premises to Landlord in the condition required by Section 31(a) below. Landlord shall maintain the Common Areas.  From time to time, upon prior notice to Landlord, Tenant shall have the right to assume all or any of the maintenance and repair of the Common Areas or other portions of the Project for which Landlord is responsible hereunder, at Tenant’s sole cost and expense. In such event, the Operating Expenses shall exclude any cost or expense related to such repair and maintenance performed by Tenant.

(b)          In addition, Tenant shall repair and maintain the Parking Facilities, other than those repairs considered capital items, as defined in Section 15(c) (to the extent Landlord is the owner thereof), and the plumbing, heating, ventilation, air conditioning, elevator and electrical systems installed therein, except for Landlord’s Work and

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Landlord’s repair and restoration obligations under Sections 22 and 23.  Additionally, Tenant shall not be responsible for any repairs to the extent necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.  Except as provided in Sections 19, 22, 23 or 24(h) hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Except as specifically set forth in Section 24(g) hereof, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

(c)          Landlord, at Landlord’s sole cost and expense and without reimbursement from Tenant either directly or as an Operating Expense, shall repair and maintain the structural portions of the Buildings including the foundation, the structural portion of the roof, exterior walls (including painting), below grade plumbing, and any repairs to the extent necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors (collectively, “Landlord’s Structural Obligations”); provided, however, if a repair to any of the above is necessitated as a result of Tenant’s negligent use thereof, Tenant shall pay for all required repairs to the extent Landlord is not reimbursed by insurance. Landlord shall also make all repairs and replacement which are considered a capital item (as described below).  Provided the same are not included in Landlord’s Work, Tenant shall reimburse Landlord for such capital items in connection with payment of Tenant’s Percentage of Operating Expenses, but subject to the limitations on capital expenditures in the definition of Operating Expenses in Section 6(a) for the amortized portion of each capital item applicable to the remaining portion of the Term, as such Term may be extended. For purposes of this Section 15(c), capital items consist of the maintenance, repair and replacement of the roof membrane, any Landlord HVAC system, the Parking Facility and any Building System which has an estimated useful life in excess of three (3) years.

16.         LIENS

If arising out of work performed, materials furnished or obligations incurred by or on behalf of Tenant or other actions taken by or on behalf of Tenant, Tenant shall remove any mechanics', materialmen's or other liens filed against the Building, the Project or of any portion thereof or against Tenant’s leasehold interest in the Premises, including without limitation any state, federal or local "superfund" or Hazardous Materials cleanup lien imposed as a result of the presence of Hazardous Materials in, on or about the Premises, the Building or any other portion of the Project arising out of work performed, materials furnished or obligations incurred by or on behalf of Tenant or other actions taken by or on behalf of Tenant. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices that it deems necessary for protection from such liens.  Tenant shall discharge any lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, by bond or otherwise, within twenty (20) days after notice by Landlord, at the cost and expense of Tenant.  If any such liens are filed and Tenant fails to discharge them pursuant to the foregoing sentence, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations hereunder, pay such amounts as are necessary to cause such lien(s) to be released.  Tenant shall pay to Landlord, immediately upon Notice by Landlord, any cost or expense, including without limitation attorneys' fees and costs, incurred by Landlord by reason of Tenant's failure to discharge any such lien, together with interest thereon at the maximum rate per annum permitted by law from the date of such payment by Landlord.

17.         ENTRY BY LANDLORD

Subject to Tenant’s reasonable security and confidentiality requirements, Landlord reserves and shall at any and all reasonable times with reasonable notice of not less than one (1) business day except in cases of emergency,  have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers, lenders, investors or, during the last six (6) months of the Term, tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building and/or the Parking Facilities as required or permitted by this Lease and as provided in Section 2(e) above, all without being deemed guilty of any eviction of Tenant and without abatement of Rent, except as otherwise provided herein.  Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required, provided that, except for emergencies, any entry and/or work performed by Landlord in the Premises or the Project shall be performed in a reasonably practicable

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manner so as not to unreasonably interfere with Tenant’s use of the Premises or the remainder of the Project and shall be performed after Building Hours if reasonably practicable.  Except as otherwise set forth in Section 24(h), Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or quiet enjoyment of the Premises and for any other loss in, upon and about the Premises on account of Landlord's entry or work permitted by this Section or by Section 2(e) above.  For the above purposes, Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes and special security or restricted areas designated in advance by Tenant and Landlord shall have no right to enter such areas without Tenant’s prior written consent except in cases of emergency.  Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises.  Any entry to the Premises obtained by Landlord, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof.

18.         UTILITIES AND SERVICES

Tenant shall obtain and pay all charges for all utilities and services furnished to the Premises and used within the Premises and within the Project.  Unless attributable to Landlord’s gross negligence or willful misconduct or to the extent that Landlord is expressly required to furnish the same hereunder, Landlord's failure to furnish or cause to be furnished any of the foregoing items shall not result in any liability to Landlord.  In addition, except as otherwise provided in Section 24(h), Tenant shall not be entitled to any abatement or reduction of Rent, no eviction of Tenant shall result from and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease by reason of such failure, interruption or stoppage.  Tenant shall pay all charges of the utility providing such service to the Premises directly to the purveyor thereof.

19.         INDEMNIFICATION AND EXCULPATION OF LANDLORD

(a)          Tenant shall indemnify, defend and hold Landlord and the Landlord Indemnified Parties harmless from and against all Claims to the extent arising from any cause whatsoever in the Premises, Tenant’s use of the Premises or other portion of the Project; the conduct of business of from any activity, work or thing done on the Premises or Project, wrongful acts, omissions or negligence of Tenant, its agents, contractors, employees or invitees, or its sublessees or licensees or its occupants of the Premises in the Premises, or any other portion of the Project.  Tenant shall further indemnify, defend and hold the Landlord Indemnified Parties harmless from and against all Claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents, contractors, employees or invitees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred by Landlord in or about such claim or any action or proceeding brought thereon.  Payment shall not be a condition precedent to enforcement of the foregoing indemnity.  In case any action or proceeding shall be brought against any Landlord Indemnified Party by reason of any such Claim, upon Notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably approved in writing by Landlord.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, the Building or the Project from any cause whatsoever and hereby waives all Claims in respect thereof against each Landlord Indemnified Party, except that which is caused by, or the result of: (i) the failure of Landlord to perform Landlord’s obligations under the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after Notice to Landlord of such failure, (ii) the grossly negligent acts of Landlord, or (iii) the willful misconduct of Landlord. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, the clauses of this Section 19(a) shall survive the expiration or earlier termination of this Lease until all Claims against Landlord involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

(b)          Neither Landlord nor any Landlord Indemnified Party shall be liable to Tenant for any loss, injury or damage (including consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein) to Tenant or to any other person, or to its or their property, unless caused by or resulting from the gross negligence or willful misconduct of Landlord or Landlord’s failure to perform its obligations under this Lease.

Glaukos Building 26600 NNN Form 11/16	-19-

(c)          Landlord shall indemnify, defend and hold Tenant and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors and employees (collectively, “Tenant’s Indemnitees”) harmless from and against any Claims incurred by them in connection with or arising from any injury, illness, or death to any person or damage to any property if (i) such injury, illness, death or damage is caused by the gross negligence or willful misconduct of Landlord or its agents, contractors, officers, directors or employees, and (ii) such Claim is not included within the risks insured against under the insurance that Tenant is required to carry under Section 21(a). Payment shall not be a condition precedent to enforcement of the foregoing indemnity.  In case any action or proceeding shall be brought against any Tenant Indemnitees by reason of any such Claim, upon Notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably approved in writing by Tenant.  Without limitation on other obligations of Landlord that survive the expiration of the Lease Term, the clauses of this Section 19(c) shall survive the expiration or earlier termination of this Lease until all Claims against Tenant involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

(d)          Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall be liable for consequential or special damages hereunder.  Additionally, the indemnification obligations set forth in this Section 19 are subject to the waiver of subrogation provisions of Paragraph 21(d) below.

20.         DAMAGE TO TENANT'S PROPERTY

Notwithstanding the provisions of Section 19 or anything to the contrary in this Lease, neither Landlord nor any Landlord Indemnified Party shall be liable for (a) loss or damage to any property by theft or any other cause whatsoever, (b) any injury or damage to persons resulting from fire, earthquake, storms, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building, the Parking Facilities or the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, except that which is caused by, or  the result of: (i) the grossly negligent acts of Landlord, (ii) the willful misconduct of Landlord, or (iii) a default by Landlord due to its failure to perform Landlord’s obligations under the Lease, (c) interference with light or other incorporeal hereditaments, or (d) except for Landlord’s Work, any latent defect in the Premises, the Building, the Parking Facilities or any other portion of the Project.  Tenant shall immediately give Notice to Landlord in case of fire or accidents in or about the Premises, the Building, the Parking Facilities or any other portion of the Project, or of defects therein or in any fixtures or equipment that are the property of Landlord, Tenant or any other tenant or occupant of premises in the Project.  Tenant acknowledges that any safety and security devices which may be provided by Landlord may not prevent theft or other criminal acts or ensure the safety of persons or property.  The risk that any safety or security device may not be effective, may malfunction or may be circumvented is assumed by Tenant.

21.         TENANT'S INSURANCE

(a)          Tenant shall, during the Term hereof, at its sole cost and expense, keep in full force and effect the following insurance:

(i)           Property insurance insuring against any perils included within the classification "Special Form."  Such insurance shall insure the Building and all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building, including without limitation furniture, fittings, installations, fixtures and equipment, any other personal property, and in addition thereto, all improvements and betterments to the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost thereof.  If there shall be a dispute as to the amount which comprises full replacement cost, the reasonable decision of Landlord or any mortgagees of Landlord shall be conclusive. Such policy shall name Landlord, any mortgagees of Landlord and any other parties designated by Landlord as additional insureds, as their respective interests may appear;

(ii)          Comprehensive General Liability Insurance on the current ISO CG 00 01 form or equivalent acceptable to Landlord, insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises, the Building or the Project, or any portion of the foregoing. Such insurance shall be in the amount of $5,000,000 per occurrence for injury to or death of one or more persons, and for damage to tangible

Glaukos Building 26600 NNN Form 11/16	-20-

property (including loss of use), including blanket contractual liability, broad form damage, personal injury, completed operations, host liquor liability and owned and non-owned automobile coverage.  The policy shall insure the hazards of the Premises and Tenant's operations thereon, independent contractors, contractual liability (covering the indemnity contained in Section 19 hereof) and shall (1) name Landlord and any other persons designated by Landlord and having an insurable interest in the Premises or the Project as an additional insured, (2) contain a cross liability provision and (3) contain a provision that the insurance provided the Landlord hereunder shall be primary and noncontributing with any other insurance available to the Landlord;

(iii)         Worker's Compensation as required by state law and Employer's Liability insurance in the amount of $1,000,000 per employee per occurrence;

(iv)         Rent abatement and business interruption insurance and extra expense coverage which shall cover Tenant's monetary obligations under this Lease and any loss of earnings attributable to perils insured against in Section 21(a)(i) for a period of at least twelve (12) months;

and

(v)          Tenant shall obtain or cause Tenant’s contractors and subcontractors to secure and maintain insurance during any construction of work to the Premises at a minimum equal to the limits of liability required by Tenant.  Such contractor/sub-contractor insurance shall be on a primary and non-contributory basis.

(b)          All policies shall be written in a form reasonably satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A- VIII" or better, as set forth in the most current issue of Best's Insurance Guide.  Upon the execution of this Lease by Tenant, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage as required under this Section 21.  Tenant shall notify Landlord in writing at least ten (10) days prior to any cancellation or reduction in coverage.  Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewal or "binders" thereof, or Landlord, upon five (5) business days’ notice to Tenant, may order such insurance (unless Tenant furnishes such renewals or “binders” within such five (5) business day period)   and charge the cost thereof to Tenant as Additional Rent.  If Landlord obtains any insurance that is the responsibility of Tenant hereunder, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and Tenant shall promptly remit said amount to Landlord.

(c)          If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after Notice thereof, Landlord may, at its option, but without any obligation so to do, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent.

(d)          Each of Landlord and Tenant hereby waives any and all rights of recovery against the other, and against any other tenant or occupant of the Project and against the officers, employees, agents, representatives, customers and business visitors of such other party and of each such other tenant or occupant of the Project, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under any “special form” policy of insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage; provided that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage.  The foregoing waiver shall be effective whether or not the waiving party actually obtains and maintains the insurance which such waiving party is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Landlord and Tenant shall, upon obtaining the policies of insurance which they are required to maintain hereunder, give notice to their respective insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

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22.         DAMAGE OR DESTRUCTION

(a)          If the Building and/or the Premises and/or the Project are damaged by fire or other perils covered by insurance, Landlord shall:

(i)           In the event of total destruction or an uninsured casualty, at Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; provided, however, that if within sixty (60) days after the occurrence of such damage, Landlord shall by Notice to Tenant elect not to repair, reconstruct or restore the Building and/or the Premises and/or the Project, this Lease shall terminate as of the date of such total destruction.

(ii)          In the event of a partial destruction (i.e., not exceeding twenty-five percent (25%) of the full insurable value) of the Building and/or the Premises and if the damage thereto is such that the Building and/or the Premises is capable of being repaired, reconstructed or restored within a period of ninety (90) days from the date the casualty occurred and if Landlord will receive insurance proceeds sufficient to cover the total cost of such repairs (without considering any deductible amounts), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building and/or the Premises or both, as the case may be, and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value of the Building and/or the Premises, or both, as the case may be, or if said insurance proceeds will not be sufficient to cover the cost of such repairs (without considering any deductible amounts), then Landlord either may elect (A) to repair, reconstruct or restore and this Lease shall continue in full force and effect, or (B) not to repair, reconstruct or restore and this Lease shall then terminate as of the date of such partial destruction.  Landlord shall give Notice to Tenant of its intention regarding repairs within sixty (60) days after the occurrence of such casualty.  If the damage is due to any cause other than fire or a peril covered by extended coverage insurance, Landlord may elect to terminate this Lease as of the date the casualty occurred.

(b)          Upon any termination of this Lease under any of the provisions of this Section 22, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and/or are then unpaid or which expressly survive the termination of this Lease.

(c)          In the event of repair, reconstruction or restoration by Landlord following a casualty as herein provided, the Rent payable under this Lease shall be abated proportionately with the degree to which Tenant's Permitted Use is impaired during the period of such repair, reconstruction or restoration, but only to the extent that Landlord is compensated for such loss by the insurance carried or required to be carried pursuant to Section 21(a)(iv) above. Tenant’s abatement period provided for herein shall continue until Tenant has been given reasonably sufficient time and sufficient access to the Premises, to rebuild the portion of the Premises it is required to rebuild (if any), to install its property, furniture, fixtures, data and telecommunications cabling and equipment and to move in to the Premises.  Notwithstanding the foregoing, there shall be no abatement of Rent if such damage is caused, by Tenant's negligence or intentional wrongdoing.  Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.  If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant and Tenant shall be entitled to all insurance proceeds under the insurance maintained by Tenant under Section 21(a) that are allocable to such items.

(d)          In the event of damage to the Premises and/or the Building, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 22.  Notwithstanding anything to the contrary contained in this Section 22, if Landlord cannot repair or restore the damaged Premises within nine (9) months after the occurrence of such damage or destruction by reason of force majeure as described in Section 34 below, Landlord or Tenant may terminate this Lease, whereupon Landlord shall be relieved

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of its obligations to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said nine (9) month period.

(e)          Notwithstanding anything to the contrary contained in this Section 22, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 22 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof  Notwithstanding the foregoing, if Landlord exercises its right to terminate this Lease pursuant to the provisions of this subparagraph and Tenant has an unexpired, unexercised option to renew the term of this Lease, Tenant may cause Landlord’s termination exercise to be rescinded by exercising such option to renew within ten (10) business days following delivery of notice of Landlord’s exercise of its right to terminate this Lease, provided that all other conditions for the effectiveness of the exercise of such option to renew are satisfied..

(f)           Landlord will exercise all termination rights hereunder in good faith or merely to gain the benefit of higher market rents or if Landlord intends to rebuild.  In addition and notwithstanding anything to the contrary contained herein, if, (i) during the last 12 months of the Term or any extension thereof, twenty percent (20%) or more of the Premises is damaged or destroyed, and Tenant ceases to occupy such portion of the Premises or (ii) any damage or destruction would take more than sixty (60) days to repair; or (iii) Tenant will not receive insurance proceeds sufficient to cover the cost of restoring its tenant improvements that Landlord is not obligated to restore (without considering any deductible amounts and provided Tenant maintains the insurance required under Section 21(a)), Tenant shall have the right to terminate the Lease as of the date of such damage or destruction by written notice to Landlord, given within thirty (30) days after such damage or destruction.

(g)          Tenant hereby waives the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other statute or court decision relating to the abatement or termination of a lease upon destruction of the Premises; and the provisions of this Section shall govern in case of such destruction.

23.         EMINENT DOMAIN

(a)          If all of the Premises or the Project, or such part thereof as shall prevent Tenant's use and occupancy thereof in substantially the same manner as Tenant’s use and occupancy prior to the taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking (collectively, “Taking”) or if access to the Project is substantially impaired as a result of any Taking, either party shall have the right to terminate this Lease by Notice to the other effective as of the date possession is required to be surrendered.  Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term pursuant the terms of this Lease, and for moving expenses, so long as such claims do no diminish the award available to Landlord, and such claim is payable separately to Tenant.  If the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business in substantially the same manner as Tenant’s use and occupancy prior to the taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and Annual Basic Rent shall be reduced, effective as of the date the condemning authority takes possession, in the same proportion which the Rentable Square Feet of the portion of the Premises so taken bears to the Rentable Square Feet of the entire Premises before the taking. Nothing contained in this Section shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

(b)          Notwithstanding anything to the contrary in Section 23(a) above, in the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at

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the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 15(a) with respect to surrender of the Premises and, upon such payment, shall be excused from such obligations.  For purpose of this Section 23(b), a "temporary" taking shall be defined as a taking for a period of 180 days or less.

(c)          Tenant hereby irrevocably waives and releases its rights under Section 1265.130 of the California Code of Civil Procedure.

24.         DEFAULTS AND REMEDIES

(a)          The occurrence of any one or more of the following events, upon the expiration of any applicable time period, shall constitute a default hereunder by Tenant ("Default"):

(i)           Abandonment of the Premises by Tenant. Notwithstanding the provisions of California Civil Code Section 1951.3, "Abandonment" means any absence by Tenant from the Premises for fifteen (15) business days or longer while in default pursuant to Sections 24(a)(ii) and/or (iv);

(ii)          The failure by Tenant to make any payment of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after Notice thereof from Landlord to Tenant.

(iii)         The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 24(a)(i) or (ii) above, where such failure shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant.  If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; which completion shall occur not later than one hundred twenty (120) days from the date of such Notice from Landlord; or

(iv)         (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days; or (5) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or any class thereof.

Any Landlord Notice required hereby shall be in lieu of, and not in addition to, any Notice required under California Code of Civil Procedure Section 1161 and Tenant hereby expressly waives the notice requirements of California Code of Civil Procedure Section 1162.

(b)          In the event of any such Default by Tenant, in addition to any other remedies available to Landlord at law or in equity, including without limitation the remedies of Civil Code Section 1951.2 and any successor statute, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder.  If Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:  (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of

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recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees and any other reasonable costs; provided that any such reletting costs shall be amortized over the term of any new lease, and Tenant shall only be liable for the portion amortizing during the balance of the Term.

As used in Sections 24(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law.  As used in Section 24(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco ("Discount Rate") at the time of award plus one percent (1%). If the format or components of the Discount Rate are materially changed, or if the Discount Rate ceases to exist, Landlord shall substitute a discount rate which is maintained by the Federal Reserve Bank of San Francisco or similar financial institution and which is most nearly equivalent to the Discount Rate.

(c)          If any such Default by Tenant occurs, Landlord may utilize the remedy described in California Civil Code Section 1951.4.

(d)          If Tenant abandons the Premises or if Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

If Landlord shall elect to so relet, such reletting shall not relieve Tenant of any obligation hereunder, except that the rents received by Landlord from such reletting shall be applied as follows:  first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses, including reasonable attorneys' fees, incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

(e)          Tenant hereby acknowledges that Default by Tenant hereunder, and Landlord's election to prepare and serve a Notice of Default hereunder, will cause Landlord to incur costs not contemplated by this Lease, and costs in addition to any costs which may be reimbursed to Landlord by any provision which may be contained herein relative to the payment of interest or late charges on amounts due hereunder. Accordingly, Landlord shall be entitled to reasonable attorneys' fees and all other reasonable costs and expenses incurred in the preparation and service of Notice of Default and consultations in connection therewith, whether or not legal action is subsequently commenced in connection with such Default.  It is further hereby specifically agreed by and between Landlord and Tenant that any and all such fees and costs shall be deemed Additional Rent hereunder, and may, at the option of Landlord, be included in any Notice of Default hereunder.

(f)           Landlord shall be in default hereunder if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within thirty (30) days of written notice from Tenant that the same was not paid when due; or (ii) in the event a failure by Landlord is other than (i) above, Landlord fails to perform such obligation within a reasonable time period with the expenditure of diligent efforts, but in no event more than thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

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(g)          Should Landlord fail to make any repairs or otherwise maintain the Premises, the Buildings and the Project in the manner in which Landlord is obligated under the terms of this Lease (including Landlord’s Work), and such failure materially interferes with Tenant’s ability to operate its business in the Premises, then, provided Landlord has not reasonably disputed the need for such repair or maintenance, if Landlord fails to complete the repairs or perform the maintenance within a reasonable period of time (not to exceed thirty (30) days) after notice  (or such longer time as is reasonably necessary so long as Landlord has commenced to cure such failure within a reasonable period of time and is diligently proceeding with such cure), Tenant may proceed, upon delivery of an additional three (3) business days’ notice to Landlord specifying Tenant’s intent to take such action, to make such repairs in a reasonable manner at the prevailing cost of same. Tenant shall not be permitted to make any repairs to the structural portions of the Premises. Any work required to the roof of the Building must be performed by Landlord’s designated roofing contractor. Landlord shall reimburse Tenant therefor within thirty (30) days after the completion of the repairs by Tenant and receipt by Landlord of final lien waivers and a copy of the paid invoices, setting forth in reasonable detail the work performed and materials used. Tenant shall indemnify and hold Landlord harmless for any damage caused to the Building or Building Systems by Tenant exercising its self-help right. Notwithstanding anything to the contrary in this Lease, if Tenant has not received payments due from Landlord as of the end of the thirtieth (30th) day following Landlord’s receipt of a statement or notice thereof, Tenant shall have the right to offset said sums against each month’s Monthly Installment of Basic Rent due under this Lease until the total amount of such sums due to Tenant has been recaptured by Tenant through such offset.

(h)          In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by this Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises or Common Areas as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord's receipt of any such notice (or occurs for ten (10) non-consecutive business days in any six (6) month period (provided Landlord is notified of each of such Abatement Event) (in either of such events, the "Eligibility Period") then the Annual Basic Rent and Tenant’s Percentage of Operating Expenses and Real Property Taxes shall be abated or reduced based on that portion of the Premises which Tenant is prevented from using, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant's business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Annual Basic Rent and Tenant’s Percentage of Operating Expenses and Real Property Taxes for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  To the extent an Abatement Event is caused by an event covered by Section 22 or 23 of this Lease, then Tenant's right to abate rent shall be governed by the terms of such Section 22 or 23, as applicable, and the Eligibility Period shall not be applicable thereto.  If Tenant's right to abatement occurs during a free rent period which arises after the Commencement Date, Tenant's free rent period shall be extended for the number of days that the abatement period overlapped the free rent period.

25.         NO WAIVER

All rights, options and remedies of Landlord or Tenant contained in this Lease shall be construed and held to be cumulative, and not one of them shall be exclusive of the other, and Landlord or Tenant, as applicable, shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.  The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or

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condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of a party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord or payment of Rent hereunder by Tenant shall not be deemed to be a waiver of any preceding breach by Tenant or Landlord, as applicable, of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's or Tenant’s knowledge of such preceding breach at the time of Landlord’s acceptance or Tenant’s payment of such Rent.  No acceptance by Landlord of a lesser sum than the Annual Basic Rent and Additional Rent or other sum then due shall be deemed to be other than on account of the earliest installment of such Rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.

26.         ASSIGNMENT AND SUBLETTING

(a)          Subject to Section 26(i), Tenant shall not voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay.  Any assignment, sale, encumbrance, pledge, sublease or other transfer without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a Default.

(b)          For purposes hereof, unless Tenant is a publicly traded company, any of the following shall constitute a voluntary assignment subject to the provisions of this Section:

(i)           If Tenant is a partnership or limited liability company. (A) a change in ownership effected voluntarily, involuntarily, or by operation of law or forty-nine percent (49%) or more of the partners or members of forty-nine percent (49%) or more of the partnership or membership interest; or (B) the dissolution of the partnership or limited liability company without its immediate reconstitution;

(ii)          If Tenant is a corporation: (A) the sale or other transfer of more than an aggregate of forty-nine percent (49%) of the shares of Tenant (B) the sale, mortgage, hypothecation , or pledge of more than an aggregate of forty-nine percent (49%) of the value of Tenant’s unencumbered assets, or (C) the dissolution, merger, consolidation, or other reorganization of Tenant.

No consent to an assignment, encumbrance or sublease shall constitute a waiver of any provision of this Section 26 or consent to any future assignment, encumbrance or transfer.

(c)          If Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or sublease to be effective ("Assignment Date") Tenant shall give Landlord a Notice ("Assignment Notice"),  setting forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership and financial condition of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.  If Landlord reasonably requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment or sublease until such information is provided to it.

(d)          Within thirty (30) days of Landlord's receipt of such Assignment Notice, and all information specified in Section 26(c) above, Landlord may, by Notice to Tenant, elect to: (i) consent to such proposed assignment, encumbrance or sublease upon the terms and to the subtenant or assignee proposed; or (ii) refuse to give its consent, specifying in reasonable detail the reasonable reason(s) therefor.  Tenant shall, at Tenant's own cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting.

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(e)          As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord shall be entitled to require that the assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee. In addition, as a condition to Landlord's consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of a fully executed instrument of assignment and assumption, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance reasonably satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder.  As a condition to Landlord's consent to any sublease, such sublease (or the consent document specifically evidencing Landlord's consent thereto) shall be delivered to Landlord in advance.

(f)           If Landlord shall consent to an assignment or sublease under the provisions of this Section 26, Tenant shall pay Landlord's reasonable expenses, costs and attorneys' fees incurred in connection with processing such consent, not to exceed $1500 for each request.  If Landlord shall consent to any assignment of this Lease, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of all sums and other consideration in excess of the Rent due hereunder paid to  Tenant by the assignee for Tenant's leasehold estate hereunder after Tenant has deducted its expenses for subletting or assigning, including tenant improvements, reasonable brokerage and legal fees, rent and operating expense abatement or other reasonable sublease and assignment concessions, as and when such sums and other consideration are paid by the assignee to Tenant shall instruct the assignee to pay such sums and other consideration directly to Landlord.  If for any proposed sublease, Tenant receives Annual Basic Rent or other consideration, either initially or over the term of the sublease, in excess of the Annual Basic Rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such Annual Basic Rent fairly allocable to such portion, Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of the excess after Tenant has deducted its expenses for subletting or assigning, including tenant improvements, reasonable brokerage and legal fees, rent and operating expense abatement or other reasonable sublease and assignment concessions, of each such payment of rent or other consideration received by Tenant promptly after its receipt.  Landlord's consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued as of the date of the assignment or subletting.

(g)          All options to extend, renew or expand, if any, contained in this Lease are personal to Tenant.  Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transfer of any such rights with respect to the Premises, any special privileges or extra services granted to Tenant (and such options, rights, privileges or services shall terminate upon such assignment or subletting), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.  Notwithstanding anything to the contrary contained herein, all options to extend, renew or expand, if any, contained in this Lease shall transfer to a Permitted Transferee.

(h)          If Landlord consents to such assignment or subletting or does not exercise any option set forth in Section 26(d) above within said thirty (30) day period, Tenant may thereafter within one hundred eighty (180) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon substantially the same terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to Section 26(c), or upon other terms not materially less favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Section and, provided further, that any amount to be paid to Landlord by Tenant in connection therewith pursuant to Section 26(f) above shall be paid to Landlord upon the later of consummation of such transaction or receipt by Tenant of such consideration.

(i)           So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Paragraph 26,  Tenant may assign its entire interest under this Lease or sublease a portion of the Premises, without the consent of Landlord, to (a) an affiliate, subsidiary or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant, (b) any entity, controlling, controlled by or under common control of Tenant or Tenant’s parent, (c) a successor to Tenant by purchase, merger, consolidation or reorganization; (each such transfer a “Permitted Transfer” and any such assignee of a Permitted Transfer, a “Permitted Transferee”), provided Tenant notifies Landlord no less than thirty (30) days prior to the effective date of the assignment and provides Landlord with evidence that the net worth of the Permitted Transferee at the time of the Transfer is equal to or exceeds the net worth of Tenant as of the Commencement Date or

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at the time of transfer, whichever is less. In addition, Tenant may share occupancy of the Premises with Tenant’s contractors, customers, partners, or business teammates, which for purposes hereof shall not be considered an assignment or subletting; provided, Tenant shall be fully responsible for all actions of such occupants and shall indemnify, defend and hold harmless Landlord for any and all claims, losses and damages related to such occupants. For purposes of this Section 26(i), “Control” means the possession of the power to direct or cause the direction of the management or policies of such entity. Tenant acknowledges that following a Permitted Transfer, Tenant remains fully liable for all obligations and liabilities under this Lease.

27.         SUBORDINATION

Subject to Tenant’s receipt of commercially reasonable non-disturbance protection from any mortgagor or hold of deed of trust on the Promises or the Project, without the necessity of any additional documents being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or holder of deed of trust with a lien on the Building or the Project or any ground lessor with respect to the Building or the Project, this Lease shall be subject and subordinate at all times to:  (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Project, or the land upon which the Building and the Project are situated, or both; and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Project, the land upon which the Building and the Project are situated, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.  Landlord shall cause any future lienholder senior or made senior to this Lease to provide Tenant with a commercially reasonable non-disturbance agreement as a condition precedent to any subordination by Tenant under this Lease.

Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated such ground leases or any such liens to this Lease.  If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest to Landlord.  Tenant covenants and agrees to execute and deliver, within ten (10) business days after demand by Landlord therefor, any commercially reasonable additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases or the lien of any such mortgage or deed of trust.

28.         SNDA

Landlord agrees to use its commercially reasonable efforts, but at no cost to Landlord, to assist Tenant in obtaining a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from the current holder of the existing deed of trust encumbering the Project by providing Tenant with (a) a lender’s standard form SNDA, a copy of which is attached hereto as Exhibit “J” and (b) the lender’s or the lender’s servicer’s contact information. It is the parties’ intent to permit Tenant to work directly with the lender or lender’s servicer to finalize the SNDA. Landlord further agrees to contact the lender if necessary to assist in finalizing the SNDA. Any fees charged by lender or lender’s servicer in connection with the SNDA shall be paid by Tenant.

29.         ESTOPPEL CERTIFICATE

(a)          Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "E" attached hereto, and incorporated herein by this reference or as otherwise reasonably required by Landlord’s lender ("Tenant Estoppel Certificate").  Landlord and Tenant intend that any statement delivered pursuant to this Section 29 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or the Project or any interest therein.

(b)          Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there

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are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's Annual Basic Rent has been paid in advance.

(c)          Within ten (10) business days following any written request which Tenant may make from time to time, Landlord shall execute and deliver to Tenant a statement in form reasonably satisfactory to Tenant and Landlord  (i) acknowledging whether or not the Lease is then in full force and effect and has been modified (and if modified, setting forth the specific nature of all modifications) and (ii) setting forth the date to which the fixed and additional rent has been paid, and (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default under the Lease, and if Tenant is in default, setting forth the specific nature of all such defaults.  Landlord acknowledges that any statement delivered pursuant to this Section may be relied upon by the party to whom it is delivered.

30.         PROJECT PLANNING

Intentionally Deleted.

31.         SURRENDER OF PREMISES

(a)          The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, subject to the terms of this Section 31(a) and Section 14(a), Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom-clean and in good order, repair and condition, free from any and all Hazardous Materials resulting solely from Tenant’s use and occupancy, including those  Tenant allows to occupy the Premises, of the Premises and Project, reasonable wear and tear, casualty, condemnation and repairs which are the responsibility of Landlord hereunder excepted, and shall comply with the provisions of Section 14(a).   Tenant shall have no obligation to remove any Tenant Improvements or perform any restoration work with respect to any Tenant Improvements except to the extent Landlord notified Tenant of such obligation on or before Landlord’s approval of the applicable Space Plan (as defined in the Work Letter). In addition, Tenant may elect to remove all or some of Tenant’s equipment and trade fixtures from the Premises. Subject to the foregoing, Tenant must, at Tenant’s sole cost, remove upon termination of their Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other personal property as well as all data/telecommunications cabling and wiring, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the reasonable cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In addition, Tenant shall terminate as of the expiration of the Term or earlier termination of this Lease, at its sole cost and expense, including the payment of any termination or cancellation fees, all contracts with respect to the maintenance and repair of the Premises. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b)          In connection with its surrender of the Premises, Tenant shall submit to Landlord at least sixty (60) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), the following information (i) a list of any Hazardous Materials existing on the Premises resulting from Tenant’s use of the Premises or during Tenant’s occupancy of the Premises, or while Tenant is the “Tenant” under this Lease unless such Hazardous Materials are brought onto the Premises by Landlord, and (ii) Tenant’s plan to remove those items on the list. Upon termination or expiration of the Term, Tenant at its sole expense shall cause all Hazardous Materials located in or about the Premises, the Building and/or the Project, and all installations (whether interior or exterior) relating to the storage, use, disposal or transportation of Hazardous Materials, including, but not limited to the emergency generator, and resulting from Tenant’s use of the Premises or during Tenant’s occupancy of the Premises, or while Tenant is the “Tenant” under this Lease unless such Hazardous Materials are brought onto the Premises by Landlord to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials. To the extent required by Applicable Laws, Tenant shall apply for and shall obtain from all appropriate regulatory

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authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Project and shall take all other actions as may be required to complete the closure of the Building and the Project.

(c)          Tenant hereby indemnifies, and agrees to protect, defend and hold Landlord harmless from and against all liability, costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including Landlord’s reasonable attorney’s fees and court costs, and diminution in value of the Premises to the extent resulting from any Tenant default under this Section 31, Sections 8(b)(ii) and (iii), or the handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials on or about the Premises by Tenant during the Term as during Tenant’s compliance with the provisions of this Section 31.

The provisions of this Section 31 shall survive the termination or earlier expiration of the Lease.

32.         PERFORMANCE BY TENANT

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and, without any abatement of rent, except as otherwise provided herein.  If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant upon ten (10) business days prior notice to Tenant, except in cases of emergency.  All sums so paid by Landlord and all costs incurred by Landlord in connection therewith shall be payable to Landlord on demand as Additional Rent.

33.         PARKING

During the Term, Tenant and Tenant's employees, invitees, visitors, customers, suppliers, and shippers (collectively, "Tenant's Parking Invitees") shall be granted an exclusive license to use, without additional charge, all of the parking areas in the Common Areas. The use by Tenant, and/or Tenant's Parking Invitees, of the Parking Facilities of the Project shall be subject to the terms and conditions set forth herein below and in Exhibit "G" attached hereto and by this reference incorporated herein ("Parking Rules and Regulations").  Subject to compliance with applicable Laws, Tenant shall have the right, from time to time during the Term, to designate some or all of such parking space as reserved.

34.         FORCE MAJEURE

Neither party shall have any liability whatsoever to the other party on account of (a) the inability of such party to fulfill, or any delay in fulfilling, any of such party’s non-monetary obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, inclement weather, earthquake, terrorism, or any other cause, whether similar or dissimilar to the above, beyond such party’s reasonable control; or (b) except as otherwise expressly provided herein, any failure or defect in the supply, quantity, character, or maintenance of electricity, water, intrabuilding network telephone and data cable service, or other service furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with such service, or for any other reason, whether similar or dissimilar to the above, beyond such party’s reasonable control which cannot be remedied by the payment of amounts owed.  If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

35.         LIMITATION ON LIABILITY.

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In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) the sole and exclusive remedy shall be against Landlord's interest in the Building, including, subject to the rights of Landlord’s lender, Landlord’s interest in any insurance or condemnation proceeds and rental income which Landlord receives; (b) only Landlord shall be sued or named as a party in any suit or action; (c) no writ of attachment, execution, possession, or sale, will ever be levied against the assets of Landlord, except the Building; (d) the obligations under this Lease do not constitute personal obligations of any Landlord Indemnified Party other than Landlord, and Tenant shall not seek recourse against any Landlord Indemnified Party or  any of their personal assets for satisfaction of any liability in respect to this Lease; and (e) these covenants and agreements are enforceable by Landlord.  None of Tenant's partners, subpartners, parent organizations, affiliates, subsidiaries, or their respective officers, directors, legal representatives, agents, servants, employees, or independent contractors shall have any personal liability for any default under this Lease, and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.

36.         SIGNAGE

Tenant shall receive standard directory and suite signage. In addition, Tenant shall have the right to (a) install one Building top sign on one side of one Building (the “Building Top Sign”); and (b) replace the monument sign for the Project (the “Monument Sign”). The Building Top Sign and the Monument Sign are collectively referred to as the “Exterior Signs”. To the extent approved in advance by the City of Aliso Viejo, Tenant may install a second Building Top Sign and/or Building top sign on other Buildings, all in a mutually agreed to location which shall be included in the definition of “Exterior Sign”.  The location, size, content, design, color, lighting, method of attachment and material of the Exterior Signs must be approved in writing in advance by both Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and the City of Aliso Viejo and shall be consistent with Landlord’s signage criteria for the Project. In addition, the Exterior Signs must be in compliance with all applicable covenant, conditions and restrictions and all applicable City laws, regulations and ordinances. The Exterior Signs shall be installed by an installer reasonably approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for the maintenance of the Exterior Signs during the Term, as well as the removal of the Exterior Signs upon the expiration or earlier termination of the Lease. All costs and expenses associated with the fabrication, installation, maintenance, repair and removal of the Exterior Signs shall be borne exclusively by Tenant. All rights to the Exterior Signs are personal to Glaukos Corporation or a Permitted Transferee.

37.         MISCELLANEOUS

(a)          Rules and Regulations.  Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto, marked Exhibit "F," and incorporated herein by this reference ("Rules and Regulations"), and all reasonable modifications thereof and additions thereto made from time to time by Landlord.  Landlord shall provide Tenant with notice at least ten (10) business days’ prior to making any changes to the Rules and Regulations.  The rules and regulations for the development shall not be established, changed, revised or enforced in any unreasonable way by Landlord or enforced by Landlord in a way that unreasonably interferes with Tenant's use of the Premises or which increases Tenant's obligations or decreases Tenant's rights under the Lease.  Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building or the Project of any of said Rules and Regulations.

(b)          Conflict of Laws.  This Lease shall be governed by and construed pursuant to the laws of the State of California.

(c)          Successors and Assigns.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

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(d)          Professional Fees.  If Landlord or Tenant should bring suit or other action for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant or Landlord, as applicable, hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all reasonable costs and reasonable expenses, including without limitation actual professional fees such as appraisers', accountants', and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.  If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation its actual professional fees such as appraisers', accountants' and attorneys' fees except to the extent that such fees arise out of Landlord’s gross negligence, willful misconduct or failure to perform its obligations hereunder.

(e)          Mortgagee Protection.  Tenant shall use commercially reasonable efforts to give Notice to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant of any default on the part of Landlord under this Lease, and, except in cases of emergency, shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure if necessary to effect a cure.

(f)           Definition of Landlord.  The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any.  In the event of any transfer, assignment or other conveyance or transfers of any such title, the original landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.  Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises.  Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or any subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

(g)          Identification of Tenant. If more than one person executes this Lease as Tenant, (a) each of them shall be jointly and severally liable for observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease to be observed and performed by Tenant, and (b) the term “Tenant“ as used in this Lease shall mean and include each of them jointly and severally. The act of or Notice from, or Notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such Notice or refund, or so signed.

(h)          Terms and Headings.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  Words used in any gender include other genders.  The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(i)           Examination of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(j)           Time.  Time is of the essence with respect to the performance of every provision of this Lease in which time is a factor.

(k)          Jury Trial.  To the extent permitted by Law, Landlord and Tenant waive the right to a trial by jury.

(l)           Prior Agreement; Amendments.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any

Glaukos Building 26600 NNN Form 11/16	-33-

such matter, written or verbal, shall be effective for any purpose.  No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

(m)         Separability.  Any provision of this Lease held to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

(n)          Recording.  Tenant shall not record this Lease; provided, however, Tenant may record a Memo of Lease; provided that the recorded Memo of Lease will not include any of the business terms of this Lease other than the Term and any options to extend. Upon the expiration or earlier termination of this Lease, or any assignment of Tenant’s interest in this Lease, Tenant shall record a Quitclaim Deed in a proper form sufficient to remove the Memo of Lease from title. This provision shall survive the termination of this Lease.

(o)          Modification for Lender.  If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto provided that such modifications do not materially or adversely affect any right of Tenant under this Lease or increase any of Tenant’s obligations under the Lease.

(p)          Financial Statements.  At any time during the Term of this Lease, if Tenant is no longer a publicly traded company, Tenant shall, upon ten (10) days’ Notice from Landlord, provide Landlord with financial statements for the current year and the two (2) years prior.  Such statement shall be prepared in accordance with generally accepted accounting principles, shall be certified as true and correct by Tenant’s chief financial officer and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

(q)          Confidentiality. Neither party shall make an announcement in relation to this Lease without the other party’s prior written consent. In addition, each party shall keep the terms of this Lease and any related documents confidential and shall advise its brokers, consultants and advisors to keep such terms confidential.  Notwithstanding the foregoing, a party may disclose the terms of this Lease to its accountants in connection with the preparation of such party’s financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law, the Securities Exchange Commission or any applicable securities exchange or in connection with any action brought to enforce this Lease.

(r)           Quiet Enjoyment.  Landlord covenants and agrees with Tenant that unless there is an uncured Default by Tenant under this Lease, as set forth in Section 24 above, Tenant shall during the Term peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

(s)           Tenant as Corporation or Partnership.  If Tenant or Landlord is a corporation, partnership or limited liability company, Tenant and Landlord and the persons executing this Lease on behalf of Tenant and Landlord, respectively, represent and warrant that it is an entity duly qualified to do business in California and that the individuals executing this Lease on Tenant's behalf or Landlord’s behalf, as applicable, are duly authorized to execute and deliver this Lease on its behalf, in the case of a corporation, in accordance with its by-laws and with a duly adopted resolution of the board of directors of Tenant or Landlord, as applicable, a copy of which shall be delivered to the other party upon execution hereof by Tenant or Landlord, as applicable, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which shall be delivered to Landlord or Tenant, as applicable, upon execution hereof by Tenant or Landlord, as applicable, and, in the case of a limited liability company, in accordance with its governing documents and any documents required thereby, copies of which shall be delivered to Landlord or Tenant, as applicable, upon execution hereof by Tenant or Landlord, as applicable, and that this Lease is binding upon Tenant and Landlord, as applicable, in accordance with its terms.

38.         OFAC

Tenant represents and warrants that (a) Tenant and, to Tenant’s actual knowledge, each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other

Glaukos Building 26600 NNN Form 11/16	-34-

similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person (as hereinafter defined), (b) to Tenant’s actual knowledge, none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (c) to Tenant’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly).  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

39.         OPTION TO EXTEND.

Provided Tenant is not in Default and has not assigned or subleased any portion of the Premises, other than to a Permitted Transferee, Tenant shall have the right and option (“Option”) to extend the Term of this Lease for two (2) additional periods of five (5) years each (each an “Option Term”) with respect to all of the Premises.  The Option Term shall commence on the day immediately succeeding the last day of the then current Term and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of such Option Term.

Tenant shall exercise the Option by giving written notice to Landlord of its election to do so not earlier than twelve (12) months or later than nine (9) months prior to the expiration date of the applicable Term.  The giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for such Option Term, and no instrument of renewal or extension need be executed.  In the event that Tenant fails to give notice to Landlord, this Lease shall automatically terminate at the end of the Term, as extended, and Tenant shall have no further option to extend the Term of this Lease.  The Option shall be exercisable by Tenant only on the express condition that at the time of the exercise, and at all times after the exercise of the Option until the commencement of the Option Term, Tenant shall not be in Default under any of the provisions of this Lease and Tenant or a Permitted Transferee is occupying the Premises. The Option is personal to Glaukos Corporation and/or a Permitted Transferee.

The Option Term shall be on all the terms and conditions of this Lease, except that:  (i) following Tenant’s exercise of the second Option Term, Tenant shall have no further right or option to extend the Term as provided by this Paragraph and (ii) the Annual Basic Rent for each Option Term shall be the Fair Market Rental Value of the Premises (including periodic adjustments) for such Option Term, determined pursuant to the following paragraph. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under this Lease, the Option shall lapse.

For the purposes hereof, “Fair Market Rental Value” of the Premises shall mean the prevailing annual market rental value (which rental value determination may include increases in Rent during the Option Term) for space of comparable type, size, quality and location in comparable buildings located within Aliso Viejo, California, as of the date of commencement of the applicable Option Term (“Comparable Transactions”), taking into consideration and adjusting for, as appropriate, the amount and availability of parking, differences in project amenities, condition of the space in question, operating expense protections, insurance obligations and type of lease (net, gross, etc.), as well as the following concessions (collectively, the “Renewal Concessions”):  (i) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (ii) tenant improvements or allowances provided or to be provided for such comparable space taking into account and deducting the value of the existing Tenant Improvements in the Premises, such value to be based upon the age, quality and layout of the Tenant Improvements existing in the Premises are specifically suitable to Tenant (iii) other reasonable monetary concessions being granted such tenants in connection with such comparable space.  The fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space and the period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces shall not be considered. The Fair Market Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or security deposit, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the applicable Option Term.  Such determination shall be made by reviewing the extent of financial

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security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

Promptly after receiving Tenant’s notice of its election to exercise the Option to extend the Term of this Lease (but in no event less than six (6) months prior to the expiration of the existing Term, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value of the Premises for the Option Term (“Landlord’s Fair Market Rental Value Notice”).  In the event that Tenant objects to Landlord’s determination of the Fair Market Rental Value within twenty (20) business days following Tenant’s receipt of Landlord’s Fair Market Rental Value Notice, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Value using their good faith efforts.  If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Fair Market Rental Value (the “Outside Agreement Date”), then within five (5) business days after the Outside Agreement Date, the parties shall each make a separate determination of the Fair Market Rental Value, which determinations shall be submitted to arbitration in accordance with Subsections (i) through Subsection (vii) below.

(i)           Landlord and Tenant shall each appoint one arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial office properties in Aliso Viejo, California.  The determination of the arbitrators (including the third arbitrator provided for below) shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value, as determined by the arbitrators, taking into account the requirements herein.  Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

(ii)          The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third neutral arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii)         The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant thereof.

(iv)         The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v)          If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, then the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi)         If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided (that is, the selection of Landlord’s or Tenant’s submitted Fair Market Rental Value) shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Subsection.

(vii)        The cost of the arbitration shall be paid by Landlord and Tenant equally.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

LANDLORD:	CIP 2014 SG ALISO OWNER LLC,
a Delaware limited liability company

	By:	Stillwater Investment Group, LLC, a
California limited liability company
its Authorized Signatory

		By:	/s/ John Drachman
		Name:	John Drachman
		Title:	President

TENANT:	GLAUKOS CORPORATION, a Delaware corporation

	By:	/s/ Thomas W. Burns
	Name:	Thomas W. Burns
	Title:	President & CEO

	By:	/s/ Joseph E. Gilliam
	Name:	Joseph E. Gilliam
	Title:	Chief Financial Officer

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EXHIBIT "A"

PROJECT

SITE PLAN

[To Be Provided]

Glaukos Building 26600 Form 11/16	EXHIBIT “A” -1-

EXHIBIT "B"

WORK LETTER AGREEMENT

Tenant Build

This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises and, as applicable, the Project.  This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises and, as applicable, the Project, in sequence, as such issues will arise.  All references in this Work Letter Agreement to Articles, Sections or Subsections of “this Lease” shall mean the relevant portions of this Lease to which this Work Letter Agreement is attached as Exhibit “B” and of which this Work Letter Agreement forms a part, and all references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 8 of this Work Letter Agreement.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

Landlord’s predecessor-in-interest has constructed the base, shell and core (i) of the Building, and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell and Core”).  Tenant has inspected and hereby approves the condition of the Base, Shell and Core, and agrees that, except to the extent included in Landlord’s Work, the Premises, Base, Shell and Core shall be delivered to Tenant in its current “AS-IS” condition.

The Tenant Improvements (as defined in Section 1(h) of this Lease) to be initially installed in the Premises and, as applicable, the Project shall be designed and constructed by Tenant pursuant to this Work Letter Agreement.  Landlord acknowledges and agrees that Tenant intends to design and construct the Tenant Improvements in multiple phases (each a “Construction Phase” and collectively, the “Construction Phases”) with separate construction drawings, permits, construction contracts, etc. for each Construction Phase.  Accordingly, the terms of this Work Letter Agreement shall apply separately to each Construction Phase, as described below or as otherwise appropriate given the nature of the obligation.

SECTION 2

IMPROVEMENTS

2.1          Construction Allowance.  Tenant shall be entitled to a one-time improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to Twelve Million Six Hundred Sixty-Eight Thousand Four Hundred Fifteen Dollars $12,668,415) (based on $77.50 per Rentable Square Foot, plus $288,100 representing the cost for the Courtyard Work) to pay for the costs of the Tenant Improvements and that qualify as “Tenant Improvement Allowance Items” pursuant to Section 2.2 below.  In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount that exceeds the Tenant Improvement Allowance.

2.2          Disbursement of Tenant Improvement Allowance.  Except as otherwise set forth in this Work Letter Agreement, the Tenant Improvement Allowance shall be disbursed by Landlord in accordance with the provisions of Sections 6.1-6.3 of this Work Letter Agreement for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvement Allowance Items”): (i) payment of the fees of the “Architect,” the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter Agreement and other design and/or construction professionals, (ii) the cost of permits, fees and assessments, project and construction management fees incurred by Tenant, the cost to construct the Tenant Improvements in accordance with the Construction Documents, the cost of data and voice cabling and its installation throughout the Premises and the cost of furniture, fixtures and equipment necessary for Tenant to conduct its day-to-day business at the Premises; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (the “Code”); and (v)

1-
Glaukos Building 26600 Form 11/16	EXHIBIT “B” -1-

Landlord’s construction oversight fee which is one percent (1%) of the lesser of (i) the Tenant Improvement Allowance; or (ii) Tenant’s hard and soft costs to complete the Tenant Improvements.  Any costs to complete the Tenant Improvements and/or pay for the Tenant Improvement Allowance Items in excess of the Tenant Improvement Allowance shall be paid by Tenant.

SECTION 3

CONSTRUCTION DRAWINGS

3.1          Selection of Architect/Construction Drawings.  Tenant shall retain an architect licensed by the State of California that is acceptable to Landlord (such approval not to be unreasonably withheld, conditioned or delayed) (“Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1.  Tenant shall deliver to Landlord a true, correct and complete copy of the fully executed architect’s agreement between Tenant and Tenant’s Architect within three (3) business days after it has been fully executed.  Tenant shall also retain engineering consultants approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) (the “Engineers”) to prepare all engineering plans and specifications relating to the structural, mechanical, electrical, plumbing, HVAC and life safety work of the Tenant Improvements.  The plans, specifications and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2          Space Plan.  The Architect shall prepare for Tenant and Landlord’s approval (such approval not to be unreasonably withheld, conditioned or delayed) a space plan for each Construction Phase of the construction of the Tenant Improvements (collectively, the “Space Plans”).  The Space Plans shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. At the time of Landlord’s approval of the applicable Space Plan, Landlord shall advise Tenant of any improvements which Tenant may be required to remove or restore upon the expiration or earlier termination of the Lease.

3.3          Final Working Drawings.  The Architect and the Engineers shall complete the Construction Drawings for the Premises in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for its approval which approval shall not be unreasonably withheld, conditioned or delayed.  If Landlord disapproves the Final Working Drawings, Landlord shall specify its reasons for such disapproval in writing to Tenant along with reasonable recommendations for revisions to the Final Working Drawings that would cause Landlord to approve the Final Working Drawings.  Any disapproval shall be limited to determining if and to the extent a Design Problem (defined below) exists, as determined by Landlord in its reasonable discretion.  “Design Problem(s)” shall be limited to the following: (i) possible damage to or an adverse effect on the building systems, (ii) possible damage to or an adverse effect on the Building structure, (iii) non-compliance with applicable Laws or Code, or (iv) an adverse effect on the value or operation of the Building. Accordingly, notwithstanding that any Space Plan, the Construction Drawings, the Final Working Drawings, Approved Working Drawings (as defined below) are reviewed by Landlord or its lender, space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Space Plan, the Construction Drawings, the Final Working Drawings, Approved Working Drawings.

3.4          No Representations Regarding Intended Use.  Notwithstanding anything to the contrary contained in this Lease or herein, Landlord’s participation in the preparation of the Space Plan, the Construction Drawings, the Final Working Drawings, Approved Working Drawings and/or any other plans or specifications for the Tenant Improvements shall not constitute any representation or warranty, express or implied, that the Tenant Improvements, if built substantially in accordance with the Final Working Drawings, will be suitable for Tenant’s Permitted Use.  Tenant acknowledges and agrees that the Tenant Improvements are intended for use by Tenant and the specifications and design requirements for such Tenant Improvements are not within the special knowledge or experience of

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Glaukos Building 26600 Form 11/16	EXHIBIT “B” -2-

Landlord.  Landlord’s sole obligation with respect to the Tenant Improvements shall be to disburse the Tenant Improvement Allowance (defined below) on the terms provided below, and any costs or expense required for the modification of the Tenant Improvements to more adequately meet Tenant’s Permitted Use shall be borne entirely by Tenant except for Landlord’s contribution of the Tenant Improvement Allowance.

3.5          Permits.  The Final Working Drawings for the applicable Construction Phase of construction of the Tenant Improvements must have been reviewed and approved by Landlord in accordance with Section 3.3 above (the “Approved Working Drawings”) prior to the commencement of such Construction Phase of construction of the Tenant Improvements.  Tenant shall cause the Architect to submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1 below, to commence and fully complete the construction of the particular Construction Phase of Tenant Improvements (the “Permits”).  No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

3.6          Change Orders.  In the event Tenant desires to materially change the Final Working Drawings, Tenant shall deliver written notice (the “Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make.  Promptly after receipt of a Change Notice related to a Tenant Change, Landlord shall either (a) approve the Tenant Change, or (b) disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval, which approval shall be limited to determining if and to the extent a Design Problem exists, as determined by Landlord in its reasonable discretion.

3.7          Time Deadlines.  Tenant shall use its good faith efforts and due diligence to cooperate with the Architect, the Engineers, and Landlord to complete Construction Drawings and the permitting process and to receive the permits for the Tenant Improvements in a timely manner based on the applicable Construction Phase of construction of the Tenant Improvements selected by Tenant.  Tenant shall meet with Landlord on a scheduled basis to be mutually determined by Landlord and Tenant, to discuss Tenant’s progress in connection with the applicable Construction Phase of the Tenant Improvements.  The parties acknowledge that Tenant will not have access to the Premises prior to April 1, 2019.  To the extent permitted by City ordinance and any applicable CC&Rs, Landlord shall not restrict the hours during which construction activities may occur within the Premises.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1          Contractor.  Tenant shall enter into a construction contract (the “Construction Contract”) with a general contractor designated by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) (“Contractor”) to construct the applicable Construction Phase of the Tenant Improvements in accordance with the Final Working Drawings. Tenant shall cause the Contractor to submit to Landlord a completed AIA Form A 305-1986 (Contractor’s Qualification Statement”) to assist Landlord in determining its approval or disapproval of Tenant’s proposed Contractor. Landlord shall also have the right to review and approve the subcontractors and vendors selected by Tenant which approval shall not be unreasonably withheld, conditioned or delayed.

4.2          Cost Proposal.  After the Approved Working Drawings for each Construction Phase are signed by Landlord and Tenant, Tenant shall provide Landlord with a cost proposal for the applicable Construction Phase in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”).

4.3          Construction of Tenant Improvements by Contractor under the Supervision of Tenant.

Tenant’s Contractor shall construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal.

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Glaukos Building 26600 Form 11/16	EXHIBIT “B” -3-

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1          Tenant’s Responsibility.  Subject to disbursement from the Tenant Improvement Allowance by Landlord, as provided in Section 6 of this Exhibit “B”, Tenant, at Tenant’s sole expense, shall be responsible for the design, plans, approvals, permits, fees, and construction, for the Tenant Improvements.

5.2          Permits and Code Compliance.  The Tenant Improvements shall conform to governmental approvals and permits, and all applicable local, state and federal laws, building, health, and safety codes, ordinances, rules, regulations, and standards.  Where discrepancies exist among the various regulations, the strictest standards shall govern.

5.3          Insurance.  Tenant shall indemnify, defend and hold harmless Landlord, and Landlord’s trustees, beneficiaries, employees and agents, from all liability in connection with the Tenant Improvements, except for liability arising from Landlord’s gross negligence or intentionally wrongful acts or omissions in conformance with Article 19 of this Lease.  During the performance of the Tenant Improvements, in addition to other insurance required under Article 21 of this Lease, Tenant shall provide, or cause its contractor(s) to provide, insurance as specified in this Section 5.3, and such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities, together with such other insurance as is reasonably necessary or appropriate under the circumstances.  Pursuant to Article 21, all insurance policies required under this Exhibit, except as noted above, shall name Landlord, Landlord’s agents and lenders, having an interest in the Premises or the Building as additional insureds and shall be primary and non-contributory basis where applicable and in accordance with the insurance provisions of this Lease; except Workers’ Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord, Landlord’s agents and employees.  Tenant shall provide Landlord with thirty (30) days’ prior written notice of any alteration or termination of coverage.

5.3.1       Builder’s Risk Insurance.  Tenant or its Contractor shall provide an “All Physical Loss” Builder’s Risk insurance policy on the Tenant Improvements.  The policy shall include as insureds Tenant, its Contractor and subcontractors, Landlord, any mortgagees of Landlord and any other additional insureds designated by Landlord as insured parties, as their respective interests may appear within the Premises.  The amount of insurance to be provided shall be one hundred percent (100%) replacement cost of Tenant Improvements as provided in Subsection 21(a)(i).

5.4          Prior to Construction.  At least five (5) days prior to the commencement of construction for the applicable Construction Phase of the Tenant Improvements, Tenant shall deliver to Landlord the following:

5.4.1       Cost Proposal.  A copy of the Cost Proposal.

5.4.2       Construction Contract.  The Construction Contract between Contractor and Tenant for the completion of the applicable Construction Phase of the Tenant Improvements which shall be subject to Landlord’s reasonable review and approval, not to be unreasonably withheld, conditioned or delayed, and after approval by Landlord, shall be referred to, for the applicable Construction Phase, as the “Construction Contract”. Landlord shall complete its review and provide detailed comments (if any) on the applicable Construction Contract within ten (10) business days after Landlord’s receipt of the same.  The parties acknowledge that the Construction Contract will provide for a ten percent (10%) retention as provided under the AIA Contract signed by the Contractor and Tenant (“Contractor’s Final Retention”).

5.4.3       Contact List.  A list of names, addresses, regular and 24-hour “emergency” phone numbers, fax numbers and e‑mail addresses for Tenant’s Contractor, mechanical and electrical subcontractors, and any other known subcontractors working at the Premises.

5.4.4       Schedule.  The Schedule for the construction of the applicable Construction Phase of the Tenant Improvements, including starting and completion dates.

5.4.5       Insurance.  Certificates of insurance as required in Section 5.3 above.

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Glaukos Building 26600 Form 11/16	EXHIBIT “B” -4-

5.4.6       Permits.  Photocopy of permit card(s) for the Tenant Improvements as issued by applicable governing agencies.

5.5          Construction.  The Tenant Improvements shall be constructed in a first-class, professional manner in conformity with the Approved Working Drawings.  Only new, first-quality materials shall be used.

5.5.1       General Contractor.  The Tenant Improvements shall be completed by the Contractor as the general contractor.

5.5.2       Safety Regulations.  All of the Tenant Improvements must be planned and conducted in an orderly manner, with the highest regard for the safety of the public, the workers, and the property, and in conformity with all local, California and federal job-safety requirements, including OSHA and Cal-OSHA regulations.  If Tenant fails to comply with these requirements, Landlord shall have the right, at Tenant’s cost, to cause remedial action as deemed necessary by Landlord to protect the public and the Premises. All of the Tenant Improvements must be constructed in accordance with all applicable laws.

5.5.3       Intentionally Deleted.

5.5.4       Trash Removal and Cleanup.  At all times, Contractor and Tenant shall keep the Premises reasonably clean and free of dirt, dust, stains and trash related to the construction of the Tenant Improvements.

5.5.5       No Other Alterations.  All Alterations other than the Tenant Improvements are subject to the applicable provisions of this Lease pertaining to Alterations.

5.5.6       Warranties.  Tenant shall cause Contractor and all other subcontractors, to warrant in writing their portion of the Tenant Improvements to be free from defects in workmanship and materials for at least one (1) year and to repair or replace, without additional charge, all work done under its contract which shall become defective within such warranty period.  All such warranties must inure to the benefit of, and be enforceable by, both Landlord and Tenant.

5.5.7       Intentionally Deleted.

5.6          Completion.  Within thirty (30) days (or other reasonable time as may be appropriate due to factors beyond Tenant’s control) following the completion of the applicable Construction Phase of the Tenant Improvements, Tenant shall deliver to Landlord the following:

5.6.1       Permit Cards.  Copies of all building permit cards, with all required governing agency “final” sign offs, indicating that the permit scope has been completed satisfactorily.

5.6.2       Warranties.  Copies of warranties, as described in Section 5.5.6 of this Exhibit “B”.

5.6.3       Other Documentation.  All documentation required pursuant to Section 6.3 below to the extent not previously provided.

SECTION 6

IMPROVEMENT ALLOWANCE

6.1          Payment Request.  Landlord shall make disbursements of the Tenant Improvement Allowance to Tenant or such other parties as designated by Tenant pursuant to Section 6.2 below to pay for the Tenant Improvement Allowance Items, within thirty (30) days after Tenant’s submission of a payment request which includes the items set forth in Section 6.1.2 – 6.1.7 below.  If an item or items are not included in the submission package, once Tenant has supplied the missing item(s), payment shall be made as of the later of (a) thirty (30) days after Tenant’s original submission of the payment request in question, and (b) ten (10) days after receipt by Landlord of the missing item(s). Landlord or its construction manager shall have the right to inspect the Tenant Improvements in connection with any

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Glaukos Building 26600 Form 11/16	EXHIBIT “B” -5-

payment request (such inspection to be limited to confirming that the Tenant Improvements substantially conform to the Approved Working Drawings).  Landlord shall not be required to make disbursements from the Tenant Improvement Allowance more than once in any 30-day period.

6.1.1       As the cost of the Tenant Improvements is expected to exceed the Tenant Improvement Allowance, and as the extent of such overage is not yet known, the parties agree that Landlord shall pay one hundred percent (100%) of each approved and properly submitted request for payment until Landlord has disbursed in the aggregate a portion of the Tenant Improvement Allowance up to the amount of the Letter of Credit following which Landlord shall pay fifty percent (50%) of each approved and properly summited request for payment and Tenant shall be responsible for the other fifty percent (50%) until the remaining amount of the Tenant Improvement Allowance has been disbursed. Thereafter, Tenant shall pay one hundred percent (100%) of all remaining costs for the Tenant Improvements.  Tenant shall pay such excess costs, and provide Landlord with evidence of such payment and lien waivers.  Additionally, upon the earlier of (i) substantial completion of the Tenant Improvements; or (ii) the TI Allowance Reconciliation Date, Tenant shall submit to Landlord a reconciliation of all costs incurred for the Tenant Improvements.  If such reconciliation shows that Tenant has paid for any costs that should have been funded from the Tenant Improvement Allowance (i.e., due to the fact that Landlord and Tenant are each paying 50% of the costs of the Tenant Improvements after Landlord has paid for 100% of Tenant Improvements up to the face amount of the Letter of Credit), Landlord shall pay such amount to Tenant within thirty (30) days after the TI Allowance Reconciliation Date.

6.1.2       A request for payment signed by Tenant on the form reasonably acceptable to Landlord certifies, to the best of Tenant’s knowledge, (a) the percent of the Tenant Improvements covered by the Construction Contract completed and that percent not completed as of the date of the payment request, (b) unpaid costs for which invoices have been received from the Contractor and the subcontractors as of the date of the payment request, (c) the amount funded from the Tenant Improvement Allowance and/or paid to date by Tenant (during such periods when Tenant is required to pay a 50% share of the costs), (d) all costs projected to be necessary to complete the Tenant Improvements, (e) the application of all past receipts, and (f) evidence that Tenant has incurred no less than the requested amount for the Tenant Improvements.

6.1.3       Credits to which Tenant is entitled under the Construction Contract and any subcontracts, specifically deductive change orders.

6.1.4       Copies of invoices from Tenant and its subcontractors, suppliers and others requesting payment, accompanied by executed Conditional Waivers and Releases Upon Progress Payment which conform with the provisions of California Civil Code Section 3262(d)(1) from Tenant and Potential Lien Claimants (defined in Section 6.4 below) who are receiving payments from a payment request, as to any work performed on and materials delivered to the Building for which payment is requested in the current payment request.

6.1.5       Executed Unconditional Waivers and Releases Upon Progress Payment, which releases conform with the provisions of California Civil Code Section 3262(d)(2) from Tenant and all other Potential Lien Claimants with regard to any payments received in the immediately preceding progress payment by any such parties.

6.1.6       Invoices from service providers qualified for payment as a Tenant Improvement Allowance Item.

6.1.7       Prior to the commencement of construction, insurance certificates from Tenant’s Contractor evidencing insurance required hereunder.  Insurance certificates, if previously provided, need not be provided in connection with each payment request.

6.2          Payments.  Within the period provided in the Construction Contract, and subject to Tenant’s compliance with the provisions of Section 6.1 above, Landlord shall deliver a check, in payment of the lesser of: (a) either one hundred percent (100%) of the amounts so requested, or Landlord’s fifty percent (50%) share of the amounts so requested by Tenant, as applicable according to Section 6.1.1, (such payment shall be less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) of the amount of that portion

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Glaukos Building 26600 Form 11/16	EXHIBIT “B” -6-

of the request which is subject to the Construction Contract unless the payment request already reflects the Contractor’s Final Retention); or (b) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention unless the payment request already reflects the Contractor’s Final Retention).  Landlord’s payment of any amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. If Tenant has not submitted the required mechanic’s lien waivers and releases from Tenant and Potential Lien Claimants, Landlord shall withhold from the disbursement an amount equal to one hundred fifty percent (150%) of the value of labor and/or materials for which a mechanic’s lien waiver and release was not submitted, and the balance of the payment request shall be disbursed by Landlordin accordance with this Section 6.2.  The payment check shall be made payable individually to Tenant, or, upon request by Tenant, to Tenant’s designee.

If Landlord fails to make a payment in accordance with the provisions of this Section 6.2 or Section 6.3 below, provided Landlord has not notified Tenant of any missing or disputed item in Tenant’s payment request, Tenant shall provide a notice to Landlord that the applicable payment has not been paid and it is Tenant’s intent to offset the amount of the requested payment (the “Offset Notice”) and if the requested payment is not made within fifteen (15) days of Landlord’s receipt of the Offset Notice, Tenant shall have the right to offset said unpaid amount against each month’s Monthly Installment of Basic Rent due under this Lease until the total amount of such unpaid payment has been recaptured by Tenant through such offset.

6.3          Contractor’s Final Retention.  Subject to the provisions of this Work Letter Agreement, a check for the Contractor’s Final Retention or, if applicable, the Final Retention, payable either (a) jointly to Tenant and any subcontractor if a lien claim has been filed by such subcontractor or (b) to Tenant, and shall be delivered by Landlord to Tenant within three (3) days after all of the following have occurred: (i) Tenant has delivered to Landlord original, properly executed mechanic’s lien releases in compliance with California Civil Code Section 3262(d)(3) from itself and any Potential Lien Claimants; (ii) Landlord’s reasonable determination that no substandard work by Tenant or any other agents of Tenant including the subcontractors of Tenant exists; (iii) Landlord’s reasonable determination that the construction of the Tenant Improvements in the Premises has been completed in accordance with the Approved Work Drawings; (iv) Tenant’s delivery to Landlord of two blue line sets of drawings with notations indicating material deviations between the actual construction and the Approved Work Drawings, prepared by Tenant or its Contractor; (v) all items required pursuant to Section 5.6 of this Exhibit “B”; and (vi) Tenant’s written certification that it has accepted the work, subject to punch list items, warranty items and latent defects.  Notwithstanding the foregoing to the contrary, in the event that Tenant, Contractor or any major subcontractor files a mechanic’s lien against the Premises or does not submit the requisite mechanic’s lien releases, Landlord shall withhold from the Contractor’s Final Retention (or, if applicable, the Final Retention) an amount equal to one hundred fifty percent (150%) of the claimed amount or value of services and material until the requisite mechanic’s lien releases are delivered to Landlord and the balance of the Contractor’s Final Retention (or, if applicable, the Final Retention) shall be released.

6.4          Potential Lien Claimants.  The term “Potential Lien Claimants” shall mean Tenant and those persons and entities who are engaged by Tenant or its agents and are described in Sections 3110 and 3111 of the California Civil Code who are entitled to lien rights, but only to the extent that the claimant complies with the preliminary twenty (20) day notice requirement of Section 3087 of the California Civil Code, if required by such section.

6.5          Deposit of Tenant Improvement Allowance in Escrow.  If Landlord sells the Property prior to disbursement of the full Tenant Improvement Allowance, an amount equal to the undisbursed portion of the Tenant Improvement Allowance as of the closing date for the sale of the Property shall be placed in an escrow account for Tenant’s benefit following the Closing at  an escrow company reasonably acceptable to Tenant and the buyer of the Property (“Buyer”). The Tenant and the Buyer shall submit commercially reasonable and mutually acceptable instructions to the escrow holder that are consistent with the terms of this Work Letter Agreements.  Such instructions shall require the escrow holder to make disbursements from the escrow upon Tenant’s submission of the documentation required under Section 6.1 and in accordance with the timing set forth in Section 6.1.

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SECTION 7

COMPLETION OF THE TENANT IMPROVEMENTS

7.1          Substantial Completion.  Each Construction Phase of the Tenant Improvements shall be deemed “Substantially Complete” (and “Substantial Completion” shall be deemed to have occurred) upon the date upon which (i) construction of such Construction Phase of the Tenant Improvements has been substantially completed pursuant to the Approved Working Drawings, with the exception of any minor punch list items, (ii) any Tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant for such Construction Phase have been installed with the exception of any minor punch list items, and (iii) a temporary or permanent certificate of occupancy or other equivalent approval from the local governmental authority has been issued permitting occupancy of such Construction Phase of the Tenant Improvements (such as sign off on the building inspection cards). Each Construction Phase of the Tenant Improvements shall be deemed Substantially Complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations that do not materially interfere with Tenant’s use and enjoyment of the Premises remain to be performed (items normally referred to as “punch list” items).

SECTION 8

MISCELLANEOUS

8.1          Tenant’s Representative.  Tenant has designated Kevin Massey as its sole representative with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

8.2          Landlord’s Representative.  Prior to commencement of construction of the Tenant Improvements, Landlord shall designate a representative with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter Agreement.

8.3          Time is of the Essence of this Work Letter Agreement.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

8.4          Inspection. After substantial completion of each Construction Phase of the Tenant Improvements, upon reasonable advance notice from Tenant to Landlord, Tenant shall cause the Contractor to inspect the Premises with a representative of Tenant and Landlord and Tenant’s architect shall provide a letter of substantial completion prepared on the appropriate AIA form.

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Glaukos Building 26600 Form 11/16	EXHIBIT “B” -8-

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first written above.

LANDLORD:	CIP 2014 SG ALISO OWNER,
LLC, a Delaware limited liability company

	By:	Stillwater Investment Group, LLC, a
California limited liability company
Its: Authorized Signatory

By:
		Name:	John Drachman
		Its:	President

Date:

TENANT:	GLAUKOS CORPORATION,
a Delaware corporation

By:

Its:

By:

Its:

Date:

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Glaukos Building 26600 Form 11/16	EXHIBIT “B” -9-

EXHIBIT "C"

MEMORANDUM OF LEASE TERMS

To:         ____________________________  Date: __________________

____________________________

____________________________

Re:  Lease ("Lease") dated ________________ ___, 20___, between CIP 2014/SG ALISO OWNER LLC, a Delaware limited liability company, Landlord, and _______________ ______________________________, a _____________________, Tenant, concerning Suite ______ located at ________ ___________, California ______ ("Premises").

Gentlemen:

In accordance with the Lease, we wish to advise and/or confirm as follows:

1.            That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction.

2.            That the Tenant has possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of _____________ _____________________________________________ for a term of _____________________ _________________________________________________ ending on ___________________ _____________________________.

3.            That in accordance with the Lease, rent commenced to accrue on ____________ __________________________________________________.

4.            If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in Lease.

5.            Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.  Your rent checks should be made payable to ________________ _________________________ at_______________________________________________ ____________________________________________________________.

6.            The number of Rentable Square Feet within the Premises is __________________ square feet.

7.            The number of Rentable Square Feet within the Building is __________________ square feet.

8.            The number of Rentable Square Feet within the Project is _________ square feet.

9.            Tenant's Percentage, as adjusted based upon the number of Rentable Square Feet within the Premises, is ____________%.

10.          Tenant’s Building Share is ___________%.

Dated  _________________ ___, 20__, at _______________________.

AGREED AND ACCEPTED:

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Glaukos Building 26600 Form 11/16	EXHIBIT “C” -1-

TENANT:

By:
Name:
Its:

Date:

LANDLORD:	CIP 2014/SG ALISO OWNER LLC,
a Delaware limited liability company

	By:	Stillwater Investment Group, LLC, a
California limited liability company
its Authorized Signatory

By:
		Name:	John Drachman
		Title:	President

Date:

SAMPLE ONLY

NOT FOR EXECUTION

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EXHIBIT "D"

INTENTIONALLY DELETED

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EXHIBIT "E"

TENANT ESTOPPEL CERTIFICATE

The undersigned ____________________________ ("Tenant"), hereby certifies to ____________________________, a ________________________, as follows:

1.            Attached hereto is a true, correct and complete copy of that certain lease dated ______________________ ___, 20__, between CIP 2014/SG ALISO OWNER LLC, a Delaware limited liability company ("Landlord"), and Tenant ("Lease"), which demises premises located at _________________ _____,  California _____.  The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 4 below.

2.            The Term of the Lease commenced on _____________ ___, 20__.

3.            The Term of the Lease shall expire on __________ ___, 20__.

4.            The Lease has:  (Initial one)

(_________) not been amended, modified, supplemented, extended, renewed or assigned.

(_________)  been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

5.            Tenant has accepted and is now in possession of said premises.

6.            Tenant acknowledges that the Lease will be assigned to ______________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of _____________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.            The amount of fixed monthly rent is $______________.

8.            The amount of security deposits (if any) is $_____________.  No other security deposits have been made.

9.            Tenant is paying the full lease rental which has been paid in full as of the date hereof.  No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date.

10.          All work required to be performed by Landlord under the Lease has been completed.

11.          There are no Defaults on the part of the Landlord or Tenant under the Lease.

12.          Except as expressly set forth in the Lease, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.          Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.  All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that _____________________ ____________________________is about to fund a loan to Landlord or _________________

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Glaukos Building 26600 Form 11/16	EXHIBIT “E” -2-

______________________________________ is about purchase the Project (or part thereof) from Landlord and that _________________________ is relying upon the representations herein made in funding such loan or in purchasing the Project (or part thereof).

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ________________________ ___, 20__.

TENANT:		,
a

By:
Name:
Its:

SAMPLE ONLY

NOT FOR EXECUTION

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Glaukos Building 26600 Form 11/16	EXHIBIT “E” -3-

EXHIBIT "F"

RULES AND REGULATIONS

1.            No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent.  Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2.            Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

3.            Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises; provided, however, Tenant may use commercially reasonable nails and similar commercially reasonable items for the hanging of artwork, diplomas and similar commercially reasonable items.    Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All costs for said signage shall be Tenant’s responsibility.

4.            In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project.  Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto.  Such consent shall not constitute a representation or warranty by Landlord that the safe, vault, or other equipment complies, with regard to distribution of weight and/or vibration, with the provision of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

5.            Tenant shall not use or keep in the Premises or Project any kerosene, gasoline, or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord

6.            Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as reasonably approved by Landlord.

7.            Tenant shall not make, or permit not be made, any unseemly or disturbing noises, or disturb or interfere with occupants of neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

8.            No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except to the extent otherwise permitted in the tenant’s lease and except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted.  No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.  The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office.  No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

9.            The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

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Glaukos Building 26600 Form 11/16	EXHIBIT “F” -1-

10.          No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof  unless Landlord is first notified thereof, gives written approval, and is furnished a key thereof.  Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.  If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.  Tenant shall not key or re-key any locks.  All locks shall be keyed by Landlord’s locksmith only.

11.          Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

12.          Subject to the authority of law enforcement or in order to prevent a prescriptive easement, Tenant shall have access to the Premises and Project on a 24 hour, 365 day a year basis at no additional cost to Tenant.  Landlord reserves the right to control access to the equipment areas of the Project outside the Premises.  Each tenant shall be responsible for all persons for whom it requests after-hours access and shall be liable to Landlord for all acts of such persons.  Landlord shall have the right from time to time to establish reasonable rules and charges pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom.  Landlord may also establish from time to time reasonable rules and charges for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets.

13.          Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

14.          Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

15.          All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings reasonably approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

16.          No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

17.          All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall not permit the consumption in the Premises of more than 2½ watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1½ watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time.  If such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

18.          The Project is a non-smoking Project.  Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

19.          Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s absolute discretion), allow any employee or agent to carry any type of gun or other firearm in or about any of the Premises, Project or Development.

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Glaukos Building 26600 Form 11/16	EXHIBIT “F” -2-

EXHIBIT "G"

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern the use of the Parking Facilities which are appurtenant to the Project:

1.            Except for the gross negligence or willful misconduct of Landlord, Landlord shall not be responsible for any damage to vehicles, injuries to persons, or loss of property, all of which risks are assumed by the party using the Parking Facilities.  All claimed damage, injuries, or loss must be reported, itemized in writing and delivered to the Manager promptly within ten (10) days after any claimed damage, injuries, or loss occurs. Any claim not so made is waived. In any event, (i) the total liability of Landlord, if any, is limited to Two Hundred Fifty Dollars ($250) for all damages to any vehicle and/or loss of any property, and (ii) Landlord is not responsible for loss of use of any vehicle nor for the loss of use of any property.

2.            Tenant shall have exclusive use of all parking within the Project. Neither Tenant, nor Tenant's Parking Invitees, if prohibited by applicable law, park any vehicles overnight in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.            If the existing Premises are no longer occupied solely by Tenant, its assignee and/or sublessee, parking stickers, parking cards or any other device or form of identification supplied by Landlord (or its operator), if any, as a condition of use of the Parking Facilities shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card. There shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant. In addition, Landlord may charge a fee for parking stickers, cards or other parking control devices supplied by Landlord.

4.            No overnight or extended term storage of vehicles shall be permitted, if prohibited by applicable law.

5.            Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.            All directional signs and arrows must be observed.

7.            The speed limit within all parking areas shall be five (5) miles per hour.

8.            Parking is prohibited:

(a)          in areas not striped for parking;

(b)          in aisles;

(c)          where "no parking" signs are posted;

(d)          on ramps;

(e)          in cross-hatched areas;

(f)           in loading areas; and

9.            Every parker is required to park and lock his own vehicle.

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Glaukos Building 26600 Form 11/16	EXHIBIT “G” -1-

10.          Loss or theft of parking identification devices must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. If applicable, Landlord has the right to exclude any car from the Parking Facilities that does not have an identification device.

11.          Any parking identification devices reported lost or stolen found on any unauthorized care will be confiscated and the illegal holder will be subject to prosecution.

12.          The parking facilities are for the sole purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

13.          The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

14.          Tenant's, and Tenant's Parking Invitees', continued right to use any parking spaces in the Parking Facilities is conditioned upon Tenant, and Tenant's Parking Invitees, abiding by these rules and regulations and those contained in this Lease.  Further, if this Lease terminates for any reason whatsoever, Tenant's, and Tenant's Parking Invitees', right to use the parking spaces in the Parking Facilities shall terminate concurrently therewith.

15.          Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these rules and regulations and all unposted City, State or Federal ordinances, laws or agreements.

16.          Tenant agrees to acquaint all employees with these Rules and Regulations.

17.          Provided Tenant, its assignee or sublessee, occupies the entire Premises, Tenant shall be permitted, in compliance with all Applicable Laws, including the provisions of any applicable CC&Rs, easements and any other rules imposed by the Master Association, to impose a closed/controlled parking area.

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Glaukos Building 26600 Form 11/16	EXHIBIT “G” -2-

EXHIBIT "H"

JANITORIAL SPECIFICATIONS

Intentionally Deleted.

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Glaukos Building 26600 Form 11/16	EXHIBIT “H” -1-

EXHIBIT "I"

LETTER OF CREDIT TERMS

Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Default by Tenant under this Lease including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, irrevocable letter of credit (the “Letter of Credit”), substantially in the form of Exhibit “L” attached hereto or in such other form acceptable to Landlord in its reasonable discretion and containing the terms required herein, in the face amount designated in Paragraph 1(n) (the “Letter of Credit Amount”), naming Landlord as beneficiary.  The Letter of Credit shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local office in Orange County) that will negotiate a letter of credit, and whose deposits are insured by the FDIC (as defined below).  The issuing bank shall be acceptable to Landlord in Landlord’s reasonable discretion, and shall permit multiple and partial draws on the Letter of Credit.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Letter of Credit Expiration Date”) which is thirty (30) days after the expiration of the Term of this Lease, or any extension thereof.  If the Letter of Credit held by Landlord expires earlier than the Letter of Credit Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord.  Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 1, and shall remain in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion.

Landlord shall have the immediate right to draw up to the then-aggregate face amount of the Letter of Credit, in whole or in part, at any time and from time to time (each of the following being an “Letter of Credit Draw Event”):  (i) If such amount is due and payable to Landlord under the terms and conditions of this Lease, beyond applicable notice and cure periods or (ii) if the Letter of Credit held by Landlord expires (or is set to expire) earlier than the Letter of Credit Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Lease, including the amount of the Letter of Credit required under this Lease (such failure in this clause (ii) hereinafter being referred to as a “Renewal Failure”) following five (5) days notice to Tenant of the Renewal Failure; (iii) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code, (v) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law; (vi) Tenant executes an assignment for the benefit of creditors and/or (vii) if (1) any of the issuing bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below a “BBB+” rating, or (2) there is otherwise a material adverse change in the financial condition of the issuing bank, and Tenant has failed to provide Landlord with a replacement Letter of Credit that complies with the provisions of this Lease, including the Letter of Credit Amount required under this Lease, within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (such failure in this clause (iii) hereinafter being referred to as an “Issuing Bank Replacement Failure”). No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  In addition, in the event the issuing bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity (as applicable, the “FDIC”), and the FDIC does not honor the commitments of such issuing bank, then, effective as of the date such receivership or conservatorship occurs, the Letter of Credit shall be deemed to fail to meet the requirements of this Lease, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “Letter of Credit FDIC Replacement Notice”), Tenant shall replace the Letter of Credit with a substitute letter of credit from a different issuer (which issuer shall be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Lease.  If Tenant fails to replace the Letter of Credit with a conforming, substitute letter of credit pursuant to the terms and conditions of this Section 2 as a result of a Renewal Failure or an Issuing Bank

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Glaukos Building 26600 Form 11/16	EXHIBIT “I” -1-

Replacement Failure, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in Default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period).  Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement Letter of Credit (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Letter of Credit Draw Event.  Upon the occurrence of any Letter of Credit Draw Event, Landlord may, but without obligation to do so, and without additional notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any such Letter of Credit Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s Default under this Lease or other Letter of Credit Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Tenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.  If Landlord draws on the Letter of Credit due to a Renewal Failure or an Issuing Bank Replacement Failure and is holding those proceeds of the Letter of Credit before application due to any other Letter of Credit Draw Event (the “Letter of Credit Proceeds”) and has not elected to terminate this Lease due to Tenant’s failure to deliver a replacement letter of credit as required under Section 2 above, then Landlord agrees to return to Tenant the Letter of Credit Proceeds, provided that Tenant is not then in Default under this Lease (other than as a result of Tenant’s failure to deliver the replacement letter of credit) and Tenant concurrently delivers to Landlord a substitute letter of credit in the Letter of Credit Amount that complies in all respects with the requirements of this Lease (including, in the case of a Letter of Credit Issuing Bank Replacement Failure, a substitute Letter of Credit from a different issuer, which issuer shall be acceptable to Landlord in its reasonable discretion).  Nothing contained in the immediately preceding sentence shall imply that Landlord waives any right to declare Tenant in Default under this Lease due to a Renewal Failure or an Issuing Bank Replacement Failure.

If Landlord assigns or transfers its interest in this Lease, Landlord may, upon notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to Landlord’s assignee, successor, transferee or mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s assignee, successor, transferee or mortgagee.  If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor.  The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer.  Landlord shall be responsible to pay any then-applicable “market-rate” transfer fee in connection with such transfer

Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal of it or any proceeds of it be (1) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (2) subject to the terms of Section 1950.7, or (3) intended to serve as a “security

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Glaukos Building 26600 Form 11/16	EXHIBIT “I” -2-

deposit” within the meaning of Section 1950.7.  Landlord and Tenant (1) further acknowledge and agree that the Letter of Credit is not intended to serve as a security deposit and Section 1950.7 and any and all other laws, rules, and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy to the Letter of Credit, and (2) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws.

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Glaukos Building 26600 Form 11/16	EXHIBIT “I” -3-

EXHIBIT “J”

FORM OF SNDA

AFTER RECORDING, RETURN TO:

ACM CRE Fund I, LP

444 Madison Avenue, 19th Floor

New York, New York  10022

Attention: Asset Management

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) dated ______________, 2018 is made by and between ______________________________ (“Tenant”), and ACM CRE FUND I, LP, a Delaware limited partnership (“Lender”).

WHEREAS, on or about the date hereof, CIP 2014 SG ALISO OWNER LLC, a Delaware limited liability company (together with its successors, assigns and all future owners of the Property (hereinafter defined), “Landlord”) and one or more of Landlord’s affiliates (collectively, “Borrower”) and Lender will enter into that certain Loan Agreement (the “Loan Agreement”), pursuant to which Lender will make a loan facility available to Borrower (the “Loan”) pursuant to the provisions of such Loan Agreement and the documents entered into in connection therewith (the “Loan Documents”), which Loan is secured by, among other things, a mortgage, deed of trust, deed to secure debt or similar security instrument (as the same may have been or may be from time to time renewed, extended, amended or supplemented, the “Security Instrument”), to be recorded in the applicable land records, covering, among other property, the land (the “Land”) described in Exhibit A which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease from Landlord dated _________________ (as it may from time to time be renewed, extended, amended or supplemented, the “Lease”), covering a portion of the Property, more particularly described in the Lease (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Subordination.  Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the Property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Security Instrument and the rights of Lender thereunder, and all right, title and interest of Lender in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Lender which cover or affect the Property (the “Security Documents”).  This Agreement is not intended and shall not be construed

[Aliso] SNDA

to subordinate the Lease to any deed of trust, mortgage or other security document other than those referred to in the preceding sentence, securing the Loan.

2.           Non-Disturbance.  Lender agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

(a)          Tenant’s possession and use of the Premises under the Lease shall not be disturbed or interfered with by Lender in the exercise of any of its rights under the Security Instrument or in connection with any conveyance in lieu of foreclosure and the enforcement of the Security Instrument by the Lender shall not terminate the Lease, and

(b)          upon any foreclosure of the Security Instrument or conveyance in lieu of foreclosure, New Owner (as defined below) shall recognize all of Tenant’s rights under the Lease and shall be bound to Tenant as landlord under the Lease, and

(c)          Lender will not join or name Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure, receivership, trustee’s sale or other proceeding to enforce the Security Instrument.

3.          Attornment.

(a)          Tenant covenants and agrees that in the event of foreclosure of the Security Instrument, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Lender if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

(i)           liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property provided, however, that nothing contained in this subsection shall be deemed to release New Owner from any obligation it may have to cure any default under the Lease that is capable of being cured by New Owner and which continues after New Owner’s acquisition of Landlord’s interest in the Lease and;

(ii)          subject to any offset, defense, claim or counterclaim (that are not specifically provided for in the Lease or have accrued as a result of a default that is not capable of being cured by New Owner) which Tenant might be entitled to assert against any previous landlord (including Landlord);

(iii)         bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv)         bound by any material amendment or modification of the Lease hereafter made, or consent or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Lender; or

(v)          liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

(b)          The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party.  Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New

[Aliso] SNDA

Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

(c)          Nothing herein shall be construed as a waiver of any contractual claim that Tenant may have against Landlord, or as a release of Landlord from liability to Tenant, on account of the non-performance of any obligation of Landlord under the Lease.

4.           Estoppel Certificate.  Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Security Instrument, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

5.          Acknowledgment and Agreement by Tenant.  Tenant acknowledges and agrees as follows:

(a)          Tenant acknowledges that the Security Instrument includes an assignment of leases and rents.  Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement.  Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Lender.  Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor.  Tenant acknowledges that Lender will rely upon this instrument in connection with the making of the Loan and entering into the Loan Documents.

(b)          Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c)          From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Lender; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender, but in any event not less than thirty (30) days after receipt of such notice or, in the event the default is not readily capable of being cured by Lender without obtaining possession of the Property and Lender acts diligently to obtain possession of the Property and promptly cures or causes the cure of all such defaults that are capable of being cured without Lender’s obtaining possession of the Property, such longer period of time as may be necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Lender shall be permitted to cure or remedy such default, act or omission; provided, however, that Lender shall have no duty or obligation to cure or remedy any breach or default.  In the event Lender fails to cure said default, Tenant shall have all rights and remedies provided in the Lease.  It is specifically agreed that Tenant shall not, as to Lender, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Lender.

(d)          In the event that Lender notifies Tenant of a default under the Security Instrument, Loan Agreement or other Loan Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Lender, without offset, or as otherwise required pursuant to such notice, beginning with the payment next due after such notice of default (provided that such next payment is not due within ten (10) days from such notice from Lender), without inquiry as to whether a default actually exists under the Security Instrument, Loan Agreement or otherwise in connection with the other Loan Documents, and notwithstanding any contrary instructions of or demands from Landlord.

[Aliso] SNDA

(e)          Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f)           Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Security Instrument and is hereby waived and released as against Lender and New Owner.

(g)          This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h)          Lender and any New Owner shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall, subject to the foregoing, have the same rights it has pursuant to the Lease.

(i)           Lender and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

(j)           Lender and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(k)          In the event that Lender or any New Owner shall acquire title to the Premises or the Property, Lender or such New Owner shall have no obligation, nor incur any liability, beyond Lender’s or New Owner’s then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Lender or New Owner, if any, for the payment and discharge of any obligations imposed upon Lender or New Owner hereunder or under the Lease or for recovery of any judgment from Lender, or New Owner, and in no event shall Lender, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(l)           Tenant will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings such as the Improvements, which substances are being held, stored, and used in strict compliance with federal, state, and local laws.   Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Lender, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other reasonable expenses, including, without limitation, reasonable legal fees that Landlord, New Owner or Lender, as applicable, may incur by reason of Tenant’s use of the Premises subsequent to the date hereof in violation of the requirements of this Paragraph 5(l).

6.           Intentionally Omitted.

7.           Lease Status.  Tenant certifies to Lender that Tenant has no knowledge of any default on the part of Landlord or Tenant under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

[Aliso] SNDA

8.           Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed).  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9.          Miscellaneous.

(a)          This Agreement supersedes any inconsistent provision of the Lease.

(b)          Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Security Instrument, Loan Agreement or other Loan Documents.

(c)          This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of the assigning Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender.

(d)          THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

(e)          The words “herein”,  “hereof”,  “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(f)           This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g)          If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

[SIGNATURES AND NOTARIES ON FOLLOWING PAGES]

[Aliso] SNDA

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

LENDER:

ADDRESS OF LENDER:	ACM CRE FUND I, LP

ACM CRE Fund I, LP	By:
444 Madison Avenue, 19th Floor	Name:
New York, New York 10022	Title:
Attention: Asset Management

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF	)
	)	:ss
COUNTY OF	)

On ____________ ____, 2018, before me, _______________________, Notary Public, personally appeared ___________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Name:
Notary Public

(SEAL)

[Signature Page to SNDA]

TENANT:

ADDRESS OF TENANT:	[_______________]

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF	)
	)	:ss
COUNTY OF	)

On ____________ ____, 2018, before me, _______________________, Notary Public, personally appeared ___________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Name:
Notary Public

(SEAL)

[Signature Page to SNDA]

LANDLORD:

ADDRESS OF LANDLORD:	CIP 2014 SG ALISO OWNER LLC

CIP 2014 SG Aliso Owner LLC	By:
c/o CrossHarbor Capital Partners LLC	Name:
520 Newport Center Drive, Suite 400	Title:
Newport Beach, CA 92660
Attn: Eric Boyd, Managing Director

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF	)
	)	:ss
COUNTY OF	)

On ____________ ____, 2018, before me, _______________________, Notary Public, personally appeared ___________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Name:
Notary Public

(SEAL)

[Signature Page to SNDA]

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

[Signature Page to SNDA]

EXHIBIT “K”

Intentionally Deleted.

Exhibit “K”

EXHIBIT “L”

FORM OF LETTER OF CREDIT

Follows

Exhibit “L”

BANK OF AMERICA - CONFIDENTIAL	PAGE: 1
DATE:
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

APPLICANT	BENEFICIARY
GLAUKOS CORPORATION	CIP 2014/SG ALISO OWNER LLC
229 AVENIDA FABRICANTE	C/O GREENLAW MANAGEMENT, INC.
SAN CLEMENTE, CA 92672	18301 VON KARMAN AVENUE, SUITE 250
IRVINE, CA 92612

ISSUING BANK
BANK OF AMERICA, N.A.
ONE FLEET WAY
PA6-580-02-30
SCRANTON, PA 18507-1999

AMOUNT

NOT EXCEEDING USD 8,775,000.00 NOT EXCEEDING EIGHT MILLION SEVEN HUNDRED SEVENTY FIVE THOUSAND AND 00/100’S US DOLLARS

EXPIRATION

NOVEMBER 1, 2019 AT OUR COUNTERS

WE HEREBY ISSUE THIS IRREVOCABLE LETTER OF CREDIT NO. XXXXXXXX IN YOUR FAVOR, FOR THE ACCOUNT OF APPLICANT, FOR UP TO AN AGGREGATE AMOUNT OF USD 8,775,000.00 AVAILABLE BY YOUR DRAFT (S) DRAWN ON US AT SIGHT, ACCOMPANIED BY THE FOLLOWING:

1.      BENEFICIARY’S WRITTEN, DATED STATEMENT ON BENEFICIARY LETTERHEAD SIGNED BY AN AUTHORIZED SIGNATORY READING:

“BENEFICIARY IS PERMITTED TO DRAW ON THIS LETTER OF CREDIT UNDER THE EXPRESS TERMS OF THE LEASE DATED _____________, BY AND BETWEEN GLAUKOS CORPORATION AND CIP 2014/SG ALISO OWNER LLC.”

2.      THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT (S), IF ANY.

PARTIAL DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD (S) OF ONE YEAR EACH FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. IN NO EVENT SHALL THE EXPIRATION DATE EXCEED APRIL 30, 2032, THE FINAL EXPIRATION DATE.

ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT

DRAFT

Exhibit “L”

BANK OF AMERICA - CONFIDENTIAL	PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:

EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, AGAINST YOUR DRAFT (S) DRAWN ON US AT SIGHT AND THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, ACCOMPANIED BY YOUR STATEMENT, SIGNED BY AN AUTHORIZED SIGNATORY, ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA, N.A.’S NOTICE OF NON - EXTENSION UNDER LETTER OF CREDIT NO. XXXXXXXX AND THE APPLICANT’S OBLIGATION TO YOU REMAINS.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION, AND SUBJECT TO YOUR PAYMENT OF OUR CUSTOMARY TRANSFER CHARGES. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST.

DRAFT (S) MUST STATE: “DRAWN UNDER BANK OF AMERICA, N.A. STANDBY L/C NO. XXXXXXXX DATED XXXXXXXXXX XX, XXXX.”

PRESENTATION OF SUCH DRAFT (S) AND DOCUMENT (S) MAY BE MADE AT OUR OFFICE LOCATED AT BANK OF AMERICA, N.A., ONE FLEET WAY, MC: PA6-580-02-30, SCRANTON, PA 18507-1999, BY OVERNIGHT COURIER, OR BY TELECOPY TO FACSIMILE NO. 800-755-8743, CONFIRMED BY TELEPHONE TO 1-800-370-7519 OPT. NO. 1. RECEIPT OF SUCH TELEPHONE NOTICE SHALL NOT BE A CONDITION TO PRESENTATION HEREUNDER. IF PRESENTED BY FAX, DOCUMENTS ARE NOT REQUIRED TO BE SENT BY COURIER.

WE HEREBY AGREE WITH YOU THAT DRAFT (S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON DUE PRESENTATION TO US.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO.590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519.

DRAFT COPY
AUTHORIZED SIGNATURE	FOR DISCUSSION AND REVIEW PURPOSES ONLY

PLEASE SIGNIFY YOUR ACCEPTANCE AND
APPROVAL TO ISSUE THIS FORM:

APPLICANT’S AUTHORIZED SIGNATURE (S) (DATE)

THIS DOCUMENT CONSISTS OF 2 PAGE (S).

DRAFT

Exhibit “L”

OFFICE BUILDING LEASE

BETWEEN

CIP 2014/SG, ALISO OWNER LLC,

a Delaware limited liability company

(LANDLORD)

AND

GLAUKOS CORPORATION,

a Delaware corporation

(TENANT)

November 14, 2018

Glaukos Building 26600 Form 11/16

LIST OF EXHIBITS	SECTION REFERENCE

A - Project Site Plan	2(a)

B - Work Letter	2(a)

C - Memorandum of Lease Terms	3

D - Intentionally Deleted	18

E - Form of Estoppel Certificate	28

F - Rules and Regulations	30

G - Parking Rules and Regulations	39

H - Intentionally Deleted	Exhibit D

I - Letter of Credit Terms	1(n)

J - Form of SNDA	28

K Intentionally Deleted

L Letter of Credit

Glaukos Building 26600 Form 11/16